APPENDIX D

CODE OF ETHICS

I.	INTRODUCTION

This Code of Ethics applies to all personnel of Private Advisors. Private Advisors is of the view that high ethical standards are essential for the success of Private Advisors’ business and to maintain the confidence of its Advisory Clients. Private Advisors is also of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients' interests come first. Private Advisors has a fiduciary duty to its Advisory Clients, which requires its personnel to act for the benefit of Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of certain investment personnel of Private Advisors. In recognition of Private Advisors’ fiduciary obligations to its Advisory Clients and Private Advisors’ desire to maintain its high ethical standards, Private Advisors has adopted this Code of Ethics containing provisions designed to prevent improper personal trading by Access Persons, identify conflicts of interest and provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

One goal is to allow Private Advisors’ Access Persons to engage in personal securities transactions while protecting the interests of its Advisory Clients, Private Advisors and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations which might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code of Ethics and the related restrictions on personal investing (as applicable to Access Persons) is considered a basic condition of employment for all personnel of Private Advisors. Furthermore, Access Persons (as applicable) are required to comply with applicable Federal Securities Laws. If there is any doubt as to the propriety of any activity, employees should consult with James Shannon (the “Chief Compliance Officer”), who may consult with

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Private Advisors’ compliance and consulting firm, Cordium. The Chief Compliance Officer and Cordium may rely upon the advice of legal counsel. To the extent that Cordium is consulted under this Code or provided with any information, Cordium will update the Chief Compliance Officer as soon as reasonably possible.

II.	DEFINITIONS

In this Code of Ethics only, unless the context otherwise requires, the following words shall have the following meanings:

A.	Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

B.	Personal Account means any account in which an Access Person has any Beneficial Ownership.

C.	Reportable Security means, for purposes of the reporting requirements, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:

(1)	Direct obligations of the Government of the United States;

(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(3)	Shares issued by money market funds;

(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors;

(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-

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end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors.

D.	Securities means interests in privately placed investments funds or direct investment holdings of individual issuers, which are invested in by the Advisory Clients or evaluated for investment by Private Advisors on behalf of the Advisory Clients.

III.	APPLICABILITY OF CODE OF ETHICS

A.	Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons. A Personal Account also includes an account maintained by or for:

(1)	Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(2)	Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(3)	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(4)	Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

(5)	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

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Upon receipt of this Policy, each Access Person will be required to provide a comprehensive list of all Personal Accounts to the Chief Compliance Officer (see EXHIBIT 3).

B.	Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(1)	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(2)	Solicitors/Consultants. Non-employee solicitors or consultants are not subject to this Code of Ethics unless the solicitor/consultant, as part of his duties on behalf of Private Advisors, (i) makes or participates in the making of investment recommendations for Private Advisors’ clients, or (ii) obtains information on recommended investments for Private Advisors’ Advisory Clients.

(3)	Client Accounts. A client account includes any account managed by Access Persons which is not a Personal Account.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.	General. It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes Securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions

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for Access Persons may be effected only in accordance with the provisions of this Section.

B.	Preclearance of Transactions in Personal Account Involving Investments in Limited Offerings (including Private Investment Funds) and/or Initial Public Offerings. An Access Person shall not acquire any Beneficial Ownership in any limited offering (which includes U.S. or offshore private investment funds), and shall not acquire securities through an initial public offering, unless the Chief Compliance Officer has given express prior written approval. The Chief Compliance Officer (who may consult with Cordium and/or outside legal counsel) will determine whether approval should be given. A request for preclearance must be made by completing the Preclearance Form in advance of the contemplated transaction. A Sample Preclearance Form is attached as EXHIBIT 6.

Any approval given under this paragraph will remain in effect for 45 days (or longer as approved by the Chief Compliance Officer).

C.	PA Restricted List. Access Persons are also prohibited from purchasing any security which is on Private Advisors’ current “PA Restricted List.” An updated copy of the PA Restricted List will be provided to Access Persons as needed, but at least on a quarterly basis.

D.	Other Restricted Securities. If any Access Person should acquire information about the plans of any manager of an underlying fund invested in by any of Private Advisors’ Advisory Clients, or any Advisory Client itself, to purchase or sell a particular security, then such Access Person may not effect a transaction in such security unless such Access Person receives the prior, written approval of the Chief Compliance Officer. To the extent that an Access Person notifies the Chief Compliance Officer that such Access Person has acquired information about the plans of a manager of an underlying fund invested in by any of Private Advisors’ Advisory Clients, or an Advisory Client itself, to purchase or sell a particular security, the Chief Compliance Officer

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will consult with legal counsel or Cordium, as needed, and make a determination as to whether or not the issuer is to be placed on the PA Restricted List (see Section IV.C above) for some appropriate period of time (i.e., 3 or 6 months based on the plans of the underlying manager or the Private Advisors investment team).

V.	REPORTING REQUIREMENTS

A.	All Access Persons are required to submit to the Chief Compliance Officer the following reports:

(1)	Initial Holdings Report: Subject to the applicable provisions of Section VI. below, Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

(a)	Must disclose all of the Access Person’s current securities holdings with the following content for each reportable security in which the Access Person has any direct or indirect beneficial ownership (See Section II of this Code of Ethics):

(i)	title and type of reportable security;

(ii)	ticker symbol or CUSIP number (as applicable);

(iii)	number of shares;

(iv)	principal amount of each reportable security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(c)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(d)	The date upon which the report was submitted.

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(e)	Access Persons should use the form of Initial Holdings Report contained in Exhibit 3 to this Code of Ethics.

(2)	Annual Holdings Report: Subject to the applicable provisions of Section VI. below, Access Persons must also provide Annual Holdings Reports of all current reportable securities holdings at least once during each 12-month period (“Annual Holdings Certification Date”). For purposes of this Code, the Annual Holdings Certification Date is December 31. From a content perspective, such Annual Holdings Reports must comply with the requirements of Section V.A.(1)(a), (b) and (c) above. Access Persons should use the form of Annual Holdings Report contained in Exhibit 4.

(3)	Quarterly Transaction Reports: Subject to the applicable provisions of Section VI. below, Access Persons must also provide quarterly securities transaction reports for each transaction in a reportable security that the Access Person has any direct or indirect beneficial ownership (See Section II of this Code of Ethics). Practically speaking, Access Persons must identify all of their accounts (excluding bank accounts) and disclose transactions in reportable securities that take place in those accounts. Such quarterly transaction reports must meet the following requirements:

(a)	Content Requirements – Quarterly transaction report must include:

(i)	date of transaction;

(ii)	title of reportable security;

(iii)	ticker symbol or CUSIP number of reportable security (as applicable);

(iv)	interest rate or maturity rate (if applicable);

(v)	number of shares;

(vi)	principal amount of reportable security;

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(vii)	nature of transaction (i.e., purchase or sale);

(viii)	price of reportable security at which the transaction was effected;

(ix)	the name of broker, dealer or bank through which the transaction was effected;

(x)	the date upon which the Access Person submitted the report.

(b)	Timing Requirements – Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

(c)	The most efficient way for Access Persons to report transactions is to have the Chief Compliance Officer and Cordium copied on all monthly/quarterly statements. Alternatively, Access Persons may use the form of quarterly transaction report provided in Exhibit 5 to this Code of Ethics.

VI.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the requirements of Section V. of this Code. All other requirements will continue to apply to any holding or transactions exempted from reporting pursuant to this Section. Accordingly, the following transactions will be exempt only from the reporting requirements of Section V:

A.	No Initial, Annual or Quarterly Transaction is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

B.	Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

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C.	Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(1)	Access Persons that would like to avail themselves of this exemption should:

(a)	Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transaction Review Reports set forth in Section V.A.3 above; and

(b)	Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

(i)	name of institution;

(ii)	address of institution;

(iii)	name of contact at institution;

(iv)	identification numbers for personal accounts held at institution;

(v)	name of personal accounts held at institution.

The Access Person and Chief Compliance Officer will then work together to send the form of letter attached to this Code of Ethics as Exhibit 7 to the institutions in question.

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VII.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In addition to other provisions of this Code of Ethics and Private Advisors’ Compliance Manual (including Section XVIII of the Compliance Manual and the Insider Trading Procedures in Exhibit 1 to this Appendix D), Access Persons should note that Private Advisors has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Private Advisors. Notwithstanding the foregoing, Access Persons and Private Advisors may provide such information to persons or entities providing services to Private Advisors, Advisory Client or the Funds where such information is required to effectively provide the services in question. Examples of such are:

▪	brokers;
▪	accountants or accounting support service firms;
▪	custodians;
▪	transfer agents;
▪	bankers; and

▪	lawyers

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Private Advisors, please see the Chief Compliance Officer.

VIII.	REVIEW

Monthly/quarterly brokerage statements will be reviewed by Cordium (on behalf of the Chief Compliance Officer). As part of the general review, brokerage statements will be compared to Private Advisors’ Restricted List and also reviewed for any evidence of participation in initial public offerings of securities and limited offerings. The reviewers will evidence their review by initialing the monthly brokerage statements. Any violation of the Code of Ethics discovered by a reviewer must be reported promptly to the Chief Compliance Officer. The Chief Compliance Officer will report any violations to executive management. It should be noted that, because of a lack of transparency, the reviewers will be unable to check an Access

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Person’s existing holdings against the portfolio holdings of each underlying fund invested in by any of Private Advisors’ Advisory Clients. As such, Private Advisors must rely on Access Persons to preclear and/or disclose personal investment in any security where an Access Person has information about the plans of a manager of an underlying fund (invested in by any of Private Advisors’ Advisory Clients) to purchase or sell that same security.

IX.	RECORDKEEPING

The Chief Compliance Officer shall keep in an easily accessible place for at least five years copies of all brokerage statements and periodic statements of Access Persons, copies of all preclearance forms, acknowledgments, quarterly attestations and other memoranda relating to the administration of this Code of Ethics. Cordium will assist the Chief Compliance Officer in complying with this Section IX.

X.	OVERSIGHT OF CODE OF ETHICS

A.	Acknowledgment. All employees are required annually to sign and acknowledge their familiarity with the provisions of this Code of Ethics (and related Insider Trading Policy) by signing the form of acknowledgment attached as EXHIBIT 9. In addition, any situation which may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer who must report to the executive management of Private Advisors.

B.	Sanctions. The executive management of Private Advisors, with advice of outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as management deems appropriate or to the extent required by law (as advised by outside legal counsel). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Private Advisors, or criminal or civil penalties.

C.	Authority to Exempt Transactions. The Chief Compliance Officer has the authority to exempt any

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Access Person or any personal securities transaction of an Access Person from any or all of the provisions of this Code of Ethics if the Chief Compliance Officer determines that such exemption would not be against the interests of any Advisory Client. The Chief Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

XI.	CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

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EXHIBIT 1

INSIDER TRADING PROCEDURES

I.	POLICY STATEMENT ON INSIDER TRADING

A.	General

The U.S. Insider Trading and Securities Fraud Enforcement Act of 1988 (the “1988 Act”) imposes a requirement on investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information. Although the 1988 Act itself does not define “insider trading,” the U.S. Congress has previously characterized it as the purchase or sale of securities (which include debt instruments and put and call options) while in possession of information which is material and non-public, i.e. not available to the general public (“Insider Information”). The provisions of the 1988 Act apply both to trading while in possession of such information and to communicating such information to others who might trade on it improperly.

Private Advisors has adopted the policies and procedures set out in this document to ensure that any such information, which may be acquired, is not misused. All personnel must follow these policies and procedures at all times or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

B.	Policy Statement on Insider Trading

Private Advisors forbids any employee from trading, either personally or on behalf of others, including Advisory Clients, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” Private Advisors’ policy applies to every employee and extends to activities within and outside their duties at Private Advisors’ principal office. Every employee must read and retain this policy statement. Any questions regarding Private Advisors’ policy and procedures should be referred to the Chief Compliance Officer (or Cordium on behalf of the Chief

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Compliance Officer). Cordium will ensure that all such inquiries are brought to the immediate attention of the Chief Compliance Officer.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	trading by an insider, while in possession of material non-public information; or

•	trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

•	communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

(1)	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Private Advisors may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

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(2)	What is Material Information?

Trading on insider information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that Access Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

(3)	What is Non-public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

(4)	Penalties for Insider Trading

Any violation of this policy statement can be expected to result in serious sanctions by Private

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Advisors, including dismissal of the persons involved.

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

(a)	civil injunctions;

(b)	treble damages;

(c)	disgorgement of profits;

(d)	jail sentences;

(e)	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

(f)	fines for the employer or other controlling person of up to the greater of $100,000 or three times the amount of the profit gained or loss avoided.

II.	PROCEDURES TO IMPLEMENT THE MANAGER’S INVESTMENT ADVISER’S POLICY

A.	Procedures to Implement Private Advisors’ Investment Adviser’s Policy Against Insider Trading

The following procedures have been established to aid Access Persons in avoiding insider trading, and to aid Private Advisors in preventing, detecting and imposing sanctions against insider trading. Every Access Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer or Cordium. Only employees who are Access Persons are subject to these procedures.

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B.	Identifying Insider Information

Before engaging in personal trading and trading for Advisory Clients, in the securities of a company about which there may be potential insider information, the following questions should be asked:

(1)	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

(2)	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation?

If after consideration of the above, there is a possibility that the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

(a)	The matter should be reported immediately to the Chief Compliance Officer.

(b)	The securities should not be purchased personally or on behalf of an Advisory Client.

(c)	The information should not be communicated inside or outside Private Advisors, other than to the Chief Compliance Officer.

(d)	After the Chief Compliance Officer has reviewed the issue with Cordium or consulted with counsel (as appropriate), the prohibitions against trading and communication shall be continued, or trading and communication of the information shall be permitted.

To the extent that an Access Person notifies the Chief Compliance Officer that such Access Person has acquired material, non-public information, the Chief Compliance Officer will consult with legal counsel or Cordium, as needed, and make a

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determination as to whether or not the issuer is to be placed on the PA Restricted List (see Section IV.C of the Code of Ethics above) for some appropriate period of time.

C.	Personal Securities Trading

As noted above in the Code of Ethics, all Access Persons of Private Advisors are subject to significant reporting and preclearance requirements, as well as significant restrictions, related to their personal securities transactions.

(1)	Restricting Access to Material Non-public Information

If an Access Person is in possession of information that they have identified as material and non-public such information may not be communicated to anyone, including persons within Private Advisors, except as provided herein. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

(2)	Resolving Issues Concerning Insider Trading

If after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer (who may consult with Cordium and/or legal counsel) before trading or communicating the information to anyone.

D.	Inside Information in General & Checklist

(1)	What is Inside Information?

❑	Is the information material? There is no simple definition. Information is material if "there is a substantial

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likelihood that a reasonable shareholder would consider it important" in making an investment decision OR information that is reasonably certain to have a substantial effect on the price of a company’s securities.

❑	Is the information non-public? Information is nonpublic if it has not been disseminated in a manner making it available to investors generally. As a rule of thumb, information is non-public until it has been effectively communicated to the market place as a whole (i.e., SEC filings, WSJ, publications of general circulation).
❑	While it is not possible to create an exhaustive list, the following items are some types of information or events that should be reviewed carefully to determine whether they are material[1]:
•	Earnings information;
•	Mergers, acquisitions, tender offers, joint ventures, or changes in assets;
•	New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);
•	Changes in control or in management;
•	Change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;
•	Significant litigation;
•	Events regarding the issuer's securities — e.g., defaults on senior securities, calls of securities for

[1]	By including this list, we do not mean to imply that each of these items is per se material. The information and events on this list still require determinations as to their materiality (although some determinations will be reached more easily than others). For example, some new products or contracts may clearly be material to an issuer; yet that does not mean that all product developments or contracts will be material.

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redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities; and

•	Bankruptcies or receiverships.

(2)	Recommended Checklist

❑	Ensure all Service Provider Agreements contain “Insider Trading Prohibition” Disclosure.

❑	Before engaging in discussions about the subject issuer remind consultant that Private Advisors has strict insider trading policies and guidelines and should in no way be a recipient of actual or potential non-public, inside information.

❑	Did/Does the consultant work at the subject issuer? If former employer, how long ago?
▪	Note: If consultant currently works at subject issuer or has ceased employment less than a year ago, use caution.

❑	When initiating conversations with consultant, inquire whether: (i) consultant is permitted by current employer to provide such consulting services; (ii) the firm has its own insider trading policies and procedures and (iii) such policies and procedures must be agreed to in writing.
▪	Note: It is good to document in your files that these questions were asked.

▪	Note: If the responses are problematic, Private Advisors employee should not proceed with a conversation with such

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consultant and report such conversation to Chief Compliance Officer.

❑	In the event that someone feels they have received such “Non-Public, Insider Information,” they should NOT trade in the issuer (either personally or on behalf of others, including the Private Advisors Advisory Clients).

❑	Discuss facts with Chief Compliance Officer (who may seek advice of outside legal counsel and/or Cordium) if you have any questions or doubt.

❑	Employees are restricted from trading on inside information on behalf of Private Advisors’ Advisory Clients, including their Personal Accounts.

❑	Any documents, notes, files (either hardcopy of electronic) which contain the non-public, inside information should be securely kept and shared only with those persons who need to know such information for compliance purposes (e.g., Jimmy Shannon, Cordium, etc.).
▪	Note Private Advisors’ employees should actively limit the sharing of such non-public, inside information.

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EXHIBIT 2

PRIVATE ADVISORS, LLC

INVESTMENT PERSONNEL (“ACCESS PERSONS”)

as of October 2013

Private Advisors has made the decision to treat each and every employee of Private Advisors, LLC as an Access Person. Due to periodic employee turnover and name changes, the list of Access Persons is not maintained here in the Compliance Manual. Please contact the Chief Compliance Officer if you need a complete list of Private Advisors’ Access Persons as of a certain date.

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EXHIBIT 3

INITIAL HOLDINGS REPORT

FOR

ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts2.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

                   I do not maintain any Personal Accounts.

[2]	A Personal Account also includes an account maintained by or for:
(1)	Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;
(2)	Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
(3)	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;
(4)	Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and
(5)	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control

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DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities3.

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

         No holdings in Reportable Securities

OR

         Attached to this Initial Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                            (which must be a date within 45 days of the date that this report was submitted).

Name of Access Person:

Signature of Access Person:

Date:

[3]	“Reportable Security” means, for purposes of the reporting requirements, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:

(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality shortterm debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors.

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Compliance Review Signature:

Compliance Review Name:

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EXHIBIT 4

ANNUAL HOLDINGS REPORT

FOR

ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts4.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

                        I do not maintain any Personal Accounts.

[4]	A Personal Account also includes an account maintained by or for:
(1)	Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;
(2)	Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
(3)	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;
(4)	Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and
(5)	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control

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DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities5.

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

         No holdings in Reportable Securities

OR

         Attached to this Annual Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                            (which must be a date within 45 days of the date that this report was submitted).

Name of Access Person:

Signature of Access Person:

Date:

Compliance Review Signature:

[5]	“Reportable Security” means, for purposes of the reporting requirements, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:
(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors.

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Compliance Review Name:

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EXHIBIT 5

QUARTERLY TRANSACTION REPORT

FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Transaction Report:

The following sets forth all of the transaction in Reportable Securities6 made in my Personal Accounts for the quarter ending on                                .

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer or Bank Where Securities Are Held

The undersigned Access Person certifies that all information contained in this report is true and correct.

Name of Access Person:

Signature:

Date:

Compliance Review Signature:

Compliance Review Name:

[6]	“Reportable Security” means, for purposes of the reporting requirements, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:
(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors.

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EXHIBIT 6

PRE-CLEARANCE FORM FOR TRANSACTIONS

IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions involving private placements and investment opportunities of limited availability as set forth in Private Advisors’ Code of Ethics.

Access Persons should complete Sections (1)-(7), below and submit this pre-clearance form to the Chief Compliance Officer. Section (8) will be completed by the Chief Compliance Officer.

(1)          Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is: (check all that apply – more than one may apply):

_____	Proposed investment is an IPO

_____	Proposed investment is a limited offering (i.e., private placement, restricted stock, hedge fund, etc.)

_____	Proposed investment is within investment parameters/strategies of an Advisory Client.

(2)          Investment and Transaction Information for Hedge Fund Investments

Date of Transaction:

Name of Private Investment Entity: ____________________

Jurisdiction: ____________________

Transaction:

Initial Purchase _______________

Additional Purchase ___________

Redemption/Withdrawal _________

Amount of Transactions: USD$ ____________________(or number of shares, units, interests, etc.)

(3)         Investment Information for Non-Hedge Fund Investments

Investment Type (please circle):

Cmn _____ Pfd _____ Debt (indicate issue) _____ Derivative (indicate type) _______     ______ Private/Restricted

Issuer: ___________________________

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(4)	Transaction Information for Non-Hedge Fund Investments

Transaction Type (please circle):                   Buy                    Sell

Estimated Trade Date: _______________

Quantity: _________________________

Estimated Price: ____________________

Broker/Dealer (if any): _____________________

(5)	Conflict of Interest Information

Access Persons should provide any factors that they believe may be relevant to a conflict of interest analysis (if any):

(6)	Evaluation of Advisory Client Conflicts

The investment is not currently held by or under consideration for purchase or disposition by any Fund.

Initials of Access Person ____ Date ______

If the above listed investment is not currently held by or under consideration for any Fund and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Funds.

___	Investment is too risky
___	Fund is already exposed to industry
___	Investment by the Fund would cause it to exceed its investment policies
___	Insufficient available or unfavorable information about the issuer or investment fund
___	Investment is outside of the Fund's permitted policies (e.g., not a private investment fund)
___	Other: __________________________________

Initials of Access Person ____ Date ______

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(7)	Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that pre-clearance will only be in effect for 45 days from the date of the Chief Compliance Officer's signature.

_________________________________

Access Person’s Name (please print)

_________________________________                      ____________________

Access Person’s Signature                           Date

(8)	Disposition of Pre-Clearance Request

Approved	______
Denied	______

__________________________	___________________
Chief Compliance Officer Date

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EXHIBIT 7

SAMPLE ‘INTERESTED PARTY” LETTER TO
FINANCIAL INSTITUTIONS WHERE A
PRIVATE ADVISORS ACCESS PERSON
MAINTAINS A PERSONAL ACCOUNT

[Date]

[Full Name & Address]

Attention: [Contact Person]

Re:	Duplicate Brokerage Statements and Confirmations for [Name of Access Person]

[INSERT ACCOUNT NAMES AND/OR NUMBER(S)]

To Whom It May Concern:

I am the Chief Compliance Officer of Private Advisors, LLC (“Private Advisors”). Please be advised that the above referenced individual, [Name of Access Person], is an employee (the “Employee”) of Private Advisors, and that we have no objection to the accounts that the Employee maintains with your firm.

In accordance with Private Advisors’ compliance procedures, please arrange for duplicate copies of all monthly and/or quarterly account statements and trade confirmations with respect to the above referenced account(s) to be sent to the attention of Private Advisors and Cordium (our outsourced compliance provider), at the following addresses:

Private Advisors, LLC

Attn: Chief Compliance Officer

Riverfront Plaza West

901 East Byrd Street, Suite 1400

Richmond, VA 23219

AND

Cordium

Attn: Favela Rojas, Office Manager

3 Park Avenue, 14th Floor

New York, NY 10016

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I appreciate your assistance with this matter. Please contact me at (804) 289-6000 with any comments or questions.

Best Regards,

James J. Shannon
Chief Compliance Officer

I, [Name of Access Person], hereby authorize [Brokerage Firm] or its representatives to send duplicate copies of all trade confirmation statements and monthly and/or quarterly account statements with respect to my account(s) held with [Brokerage Firm] to (i) my employer, Private Advisors, LLC, at the above-listed addresses.

[Name of Access Person]

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EXHIBIT 8

Statement of Transactions in reportable
securities7

From ______ __, 201_ to _______ __. 201_:

☐	I had no transactions in “Reportable Securities” for the above-specified period.

OR

☐	I did have transactions in “Reportable Securities” for the above-specified period but hereby confirm that: (i) the Chief Compliance Officer and Cordium are presently copied on all monthly/quarterly statements and trade confirmations generated for all of my accounts that hold “Reportable Securities”; and (ii) as applicable, I submitted a pre-clearance request to the Chief Compliance Officer prior to acquiring any securities through an initial public offering, or acquiring beneficial ownership in a limited offering (which includes the PA funds as well as any other U.S. or offshore private investment funds).

Signature

Name

Date

[7]	Reportable Security means, for purposes of the reporting requirements, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:
(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Private Advisors or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Private Advisors.

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EXHIBIT 9

CODE OF ETHICS AND INSIDER TRADING

ACKNOWLEDGEMENT FOR PRIVATE ADVISORS
PERSONNEL

I hereby acknowledge receipt of the Private Advisors, LLC Code of Ethics and Insider Trading Policy and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

☐	I am an Access Person and I confirm that either: (i) I have instructed all brokerage firms where I maintain an account to supply duplicate copies of my monthly brokerage account statements to the Chief Compliance Officer and Cordium Compliance, LLC; or, (ii) where applicable, I will provide the Chief Compliance Officer or Cordium Compliance, LLC with a written attestation, on a quarterly basis, during any quarter during which I have not conducted any personal transactions.

Date: ______________

(Signature)

(Print Name)

Compliance Receipt:
Date:

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APPENDIX E

LIST OF ADVISORY CLIENTS

As of October 1, 2013

(Redacted)

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APPENDIX F

Email Policies and Procedures

I.	Email Use Policy

A.	Purpose: To adopt specific policies and procedures related to the workplace use of email by employees of Private Advisors and its affiliates (“Private Advisors”), including the private investment funds to which Private Advisors serves as either general partner or investment manager (the “Advisory Clients”). The procedures are also meant as an attempt to ensure that employee emails are compliant with applicable laws and regulations.

B.	Scope: This policy covers appropriate use of any email sent from a Private Advisors email address and applies to all employees of Private Advisors.

C.	Definition: For the purposes of these policies and procedures, “Email” shall refer to all electronic text sent or received through Private Advisors’ network (inclusive of forwards, replies, etc.).

D.	Monitoring: Private Advisors employees shall have no expectation of privacy with respect to the emails that they store, send or receive on the company’s email system. This policy serves as notice that Private Advisors may monitor messages without prior notice; however, Private Advisors is not obliged to monitor email messages. It should be specifically noted that to ensure compliance with the procedures, Private Advisors may randomly review work-related emails sent and/or received by certain employees. To the extent that any deficiencies are noted under these policies and procedures, a form of exception report will be prepared for general circulation to employees (for educational purposes).

E.	Enforcement: Any employee found to have violated this Email Use Policy may be subject to disciplinary action, up to and including termination of employment.

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II.	Email Retention Policy

A.	Purpose: The Email Retention Policy is intended to help employees determine what information sent or received by email should be retained and for how long. The information covered in these guidelines include, but is not limited to, information that is either stored or shared via electronic mail or instant messaging technologies. All employees should familiarize themselves with the email retention topic areas that follow this introduction. Questions about the proper classification of a specific piece of information should be addressed to Private Advisors’ Chief Compliance Officer.

B.	Scope: All Private Advisors email information is categorized into eight main classifications with retention guidelines:

•	General Investment Adviser Regulatory Correspondence (5 years)
•	Fiscal Correspondence (5 years)
•	Investment & Portfolio-Related Correspondence (5 years)
•	General Investor Correspondence (5 years)
•	Marketing & Performance Correspondence (5 years)
•	Legal Correspondence (5 years)
•	Compliance Correspondence (5 years)
•	General Correspondence (Retain until read, delete or retain in separate folder)
•	Administrative Correspondence (no mandatory retention period)

C.	Policy

(1)	General Investment Adviser Regulatory Correspondence: General Investment Adviser Regulatory Correspondence includes, though is not limited to any correspondence which contains findings, developments or requirements germane to Private Advisors’ registration as an investment

F-2

adviser under the Act. Employees should store all such emails for a period of 5 years.

(2)	Administrative Correspondence: Administrative correspondence includes, though is not limited to clarification of established company policy, including holidays, company functions, dress code, lunch orders and work place behavior. There is no retention policy for such emails.

(3)	Fiscal Correspondence: Fiscal Correspondence is all information related to revenue and expense for Private Advisors or its affiliates, including the Advisory Clients. Notwithstanding the generality of the foregoing, Fiscal Correspondence includes all correspondence related to disbursements, receipts, financial liabilities, balances, internal audit records and bills or statements. Employees should store all such emails for a period of 5 years.

(4)	Investment & Portfolio-Related Correspondence: Investment & Portfolio-Related Correspondence is all information related to investments made by the Advisory Clients. Inclusive in this category should be any order for the purchase or sale of any security and of any instruction received by Private Advisors concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Employees should store all such emails for a period of 5 years.

(5)	General Investor Correspondence: General Investor Correspondence covers any emails received from or sent to investors in the Advisory Clients, including any complaints received from an investor. It should be noted, however, that General Investor Correspondence does not include emails sent to investors (or potential investors) in the Advisory Clients which primarily discuss performance information for the Advisory Clients or contain any

F-3

marketing materials. Employees should store all such emails for a period of 5 years.

(6)	Marketing & Performance Correspondence: Private Advisors Marketing & Performance Correspondence covers any emails received from or sent to any party, whether they be a current or potential investor in an Advisory Client, a vendor or affiliated entity or any other party that contain information or documentation produced in connection with the marketing of the Advisory Clients. Employees should store all such emails for a period of 5 years.

(a)	Insofar as employees are sending emails which include performance information on the Advisory Clients, the disclosure attached hereto as Addendum 1 should be attached to any such email, in addition to the standard email disclosure already utilized by Private Advisors, which is attached hereto as Addendum 2.

(b)	Emails that contain descriptions of the portfolio strategies utilized by Private Advisors should be carefully reviewed to ensure consistency with Private Advisors’ form ADV and disclosure documents provided to investors.

(7)	Legal Correspondence: Legal Correspondence includes any emails sent to or received from legal counsel to Private Advisors or the Advisory Clients. * All email correspondence sent to legal counsel should contain the following in the subject line – “PRIVELEGED & CONFIDENTIAL”. Advice from outside legal counsel will need to be obtained to conclude whether a particular email is subject to the attorney/client privilege, but this should reserve the right to assert the privilege. Sensitive attorney/client emails should not be copied to non-

F-4

attorney service providers outside of Private Advisors.

(a)	Regarding attorney-client privilege, it is noted that: (i) employees will have a privacy and confidentiality right to communications with their personal attorneys; (ii) to the extent an employee’s emails to their personal attorneys are flagged as “PRIVILEGED & CONFIDENTIAL”, Private Advisors will make efforts to avoid monitoring, reviewing or disclosing communications between employees and their personal attorneys; and (iii) employees are encouraged to notify the Chief Compliance Officer of the names of any personal attorney with whom they intend to communicate through Private Advisors’ e-mail server in order to try and protect against possibility of Private Advisors inadvertently reviewing those e-mails or producing them to adverse parties.

(8)	Compliance Correspondence: Compliance Correspondence is all information related to compliance matters for Private Advisors or its affiliates, including the Advisory Clients. Employees should store all such emails for a period of 5 years. *It should be noted that proxy votes that an employee receives related to a particular security or money manager should be retained as well as run through the proxy voting procedures set forth in the Compliance Manual.

(9)	General Correspondence: Private Advisors General Correspondence is by far the largest category and generally includes any other correspondence not included in the aforementioned groupings. As mentioned in I.D(2) above, personal emails sent from a Private Advisors email address should contain the following in the subject line – “PERSONAL”.

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(10)	Instant Messenger Correspondence: Insofar as employees utilize instant messaging software in connection with their role as an employee of Private Advisors, an electronic record of any correspondence which, if in the context of an email would otherwise be required to be retained pursuant to the aforementioned criteria, should be saved in email format or copied and pasted into a word document for retention purposes.

D.	Enforcement:

Any employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

PLEASE NOTE, CONSISTENT WITH SECTION I.D OF THIS EMAIL POLICY (ABOVE), EMPLOYEES SHOULD OPERATE UNDER THE EXPECTATION THAT THE CHIEF COMPLIANCE OFFICER WILL PERIODICALLY REVIEW EMAIL ACTIVITY WITHOUT GIVING PRIOR NOTICE TO THE AFFECTED EMPLOYEE(S).

E.	Method:

Private Advisors will perform a backup of all Email folders and sub-folders located on the main MS Exchange server(s) every 30 to 60 days. These backups will be executed on a CD, DVD, or tape medium. The most current version will be stored off site and all historic versions will be maintained in a secure location for a period of 5 years.

F-6

I hereby acknowledge receipt of Private Advisors’ Email Policies and Procedures and certify that I have read and understand it and agree to abide by it.

Name of Employee

Signature	Date

F-7

APPENDIX G

Conflicts of Interest Questionnaire

Private Advisors takes its fiduciary obligations to its Advisory Clients and Investors very seriously. In this connection, Private Advisors must periodically review the conflicts of interest relevant to its business and operations. The purpose of having each Access Person complete this questionnaire is to increase the likelihood that all such conflicts of interest are properly identified and properly addressed by Private Advisors. More specifically, this questionnaire is designed to obtain information regarding any actual or potential conflicts of interest between employees and Private Advisors, its parent or its customers or suppliers, and to confirm compliance with certain domestic and foreign laws rules and regulations.

Nature of the Conflict: Personal Securities Transactions

(1)	Have you affected any transactions (buys or sells) in the same securities as Advisory Clients of Private Advisors?*

☐ Yes ☐ No

If yes, please explain:

*	To the extent that you have already reported such holdings through your Initial or Annual Holdings Reports, please note that here. You do NOT need to reiterate the holdings information that was previously reported on your Initial or Annual Holdings report.

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(2)	Did you obtain pre-clearance for all the personal securities transactions noted in question 1 above?

☐ Yes ☐ No

If yes, please explain:

Nature of the Conflict: Business Transactions or Doing Business with Affiliates or Related Parties

(3)	Are you presently engaged in any business transactions outside of your employment with Private Advisors?*

☐ Yes ☐ No

If yes, please explain:

*	NOTE: Such business transactions could include loans to, or investment in, private business ventures.

(4)	Do you currently hold any paid positions with entities outside of your employment with Private Advisors?

☐ Yes ☐ No

If yes, please explain:

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(5)	Is your spouse, or any household family member, presently employed by any of Private Advisors’ third party service providers?

☐ Yes ☐ No

If yes, please explain:

(6)	Is your spouse, or any household family member, presently employed by any of the underlying managers with which Private Advisors invests?

☐ Yes ☐ No

If yes, please explain:

(7)	Is your spouse, any close relative, or any household family member, presently a principal or registered representative of a broker-dealer?

☐ Yes ☐ No

If yes, please explain:

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(8)	Does your spouse, any close relative, or any household family member currently serve as a director or officer of a publicly traded company?

☐ Yes ☐ No

If yes, please explain:

(9)	Have you engaged in business transactions, or done business with, Private Advisors affiliates or related parties?*

☐ Yes ☐ No

*	For purposes of this response, “Related Parties” would include (but not be limited to): underlying funds in which Private Advisors invests, service providers employed by Private Advisors, and individuals or entities that have invested in the Advisory Clients of Private Advisors (i.e., the Private Advisors funds and separately managed accounts).

*	When responding to this question, you should consider any compensation arrangements that you have outside of Private Advisors. To the extent that you are unsure as to whether such a non-PA relationship needs to be disclosed, please discuss with the Chief Compliance Officer.

*	NOTE: To the extent you have answered “Yes” to this question, it is likely that Private Advisors will need to update its disclosures to Advisory Clients and Investors.

G-4

If “Yes,” please complete the following:

Please describe the entity that you presently do business with, the nature of the transacted business, and whether fees are involved:

Name of Entity:

Nature of Activities:

Fees paid:

Foreign Corrupt Practices Act

(10)	Have you made or offered, or are you aware of any Private Advisors employee or agent who has made or offered, any direct or indirect payment or gift to any employee or official of a foreign government or political party, candidate for foreign political office, or intermediary for the purposes of:

(a)	Influencing an action?

☐ Yes ☐ No

(b)	Obtaining favorable treatment or a special concession for Private Advisors, or as payment for favorable treatment or a concession, which previously has been received on behalf of Private Advisors?

☐ Yes ☐ No

G-5

Please provide complete details for any “yes” answer:

Name of Employee, Candidate, Official or Political Party:

Amount or Value:

Reason/Date:

Computer Security

(11)	Private Advisors has a security policy that recognizes that computer software, hardware and the information contained therein are proprietary assets of Private Advisors. It is the responsibility of all employees to ensure that these critical firm assets are established, operated, and maintained in a secure environment. All employees who have access to Private Advisors’ computer and information resources are individually responsible for understanding and complying with Private Advisors’ security policy.

(a)	Unless previously reported, have you used, or are you aware of any employee who has used, Private Advisors’ computer system and/or information resources in violation of the information security policy?

☐ Yes ☐ No

(b)	Are you aware of any employee who has failed to report any violations of this policy?

☐ Yes ☐ No

Please provide complete details for any “yes” answer:

G-6

Compliance with Domestic and Foreign Laws, Rules and Regulations

(12) (a)	Have you, directly or indirectly, or has an entity over which you exercised control, been involved[1] in any litigation within the past five years (excluding Private Advisors, its parent or any of its subsidiaries)?

☐ Yes ☐ No

(b)	Have you, or based upon activities that occurred while you exercise control over it, has an organization (excluding Private Advisors, its parent, its subsidiaries and joint ventures) at anytime in the past:

(i)	Been convicted or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

☐ Yes ☐ No

(ii)	Been charged with any felony?

☐ Yes ☐ No

(iii)	Been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of the offenses?

☐ Yes ☐ No

(c)	Have you been or are you now the subject of any investigation or formal administrative or civil action initiated by any state or federal governmental authority or

[1]	“Involved” for purposes of Question 12 does not include acting solely as an attorney, representative, or witness in a proceeding on behalf of Private Advisors, its parent, its subsidiaries and joint ventures.

G-7

agency, or self-regulatory organization (including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, or FINRA), or any foreign financial regulatory authority within the past ten years?

☐ Yes ☐ No

(d)	Within the past ten years, have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

☐ Yes ☐ No

(e)	Are you an appointed officer, director or manager of Eagle Strategies LLC, Eclipse Funds, Eclipse Funds Inc., Institutional Capital LLC, MacKay Shields LLC, MainStay VP Series Fund Inc., McMorgan & Company LLC, McMorgan Funds Inc., New York Life Investment Management LLC, NYLCAP Manager LLC, The MainStay Funds or Private Advisors?

☐ Yes ☐ No

If you answered “yes” to the question (12e) above, please answer the following question:

Within the past ten years, based on events that occurred while you exercised control over it, has any entity (other than Private Advisors, its parent, its subsidiaries and joint ventures) been subject to a federal bankruptcy, state insolvency or receivership (including SIPC receivership) proceeding or made a compromise with creditors

☐ Yes ☐ No

Please provide complete details for any “yes” answer:

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Relatives Employed By or Contracted With New York Life

(13) (a)	Do you have any family members[2] that work for New York Life as employees, agents or consultants?

☐ Yes ☐ No

(b)	If you answered “yes” to 13a above, are you in a position where you supervise, review, or have influence on the job evaluation, pay, or benefits of a family member that works for New York Life or does the family member who works for New York Life supervise or review your work, or have influence on your job evaluation, pay, or benefits?

☐ Yes ☐ No

If you answered “yes” to 13a above, please provide the following information:

Name of Relative:

Family Relationship:

Title:

Department:

Location:

If you answered “yes” to 13a above, please provide the following information:

Name of Relative:

Business Relationship:

Supervisory Responsibilities:

Department:

[2]	Family member” mean an employee’s spouse, child or other relative, whether related by blood, marriage or otherwise. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by the employee, such as a “significant other.”

G-9

Location:

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Certification

I understand that in all its operations, it is against Private Advisors policy for any employee to cause its books and records to be inaccurate in any way. I confirm that I have not intentionally withheld, misrepresented, manipulated, or altered any reports or financial filings, or other information to deceive any readers including, but not limited to, Private Advisors management, regulatory agencies, any auditors, or others.

I hereby certify that, to the best of my knowledge and belief, the foregoing answers, including the details of any affirmative responses made herein, are true and complete and that I shall update these answers promptly with an amended written response as circumstances change during the year.

Name:
Date:

Compliance Receipt:
Date:

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APPENDIX H

Private Advisors, LLC

Media Protocol Policy

All employees of Private Advisors, LLC (“Private Advisors”) should note that they are subject to this Media Protocol Policy with respect to any and all communications with any member of the press. Such communications include (but are not limited to) all written communications, press releases, telephone conversations, interviews and email communications by Private Advisors staff, as well as announcements prepared by non-Private Advisors sources with respect to joint ventures or other arrangements with third parties where the relationship with Private Advisors is to be mentioned.

To guide media relations initiatives and disclosure of information to news media, Private Advisors, at times, may establish a contractual relationship with an independent media relations consulting firm. Tod Childress (Head of Investor Relations) is responsible for managing the public relations initiatives, specifically media relations, for Private Advisors. In this effort, Private Advisors or, as applicable, its independent media relations consulting firm, maintains relationships with the news media, coordinates all responses to media inquiries, and develops and distributes press materials pending final approvals via Jimmy Shannon. These activities are carried out on behalf of Private Advisors in a manner that supports corporate goals and strategies.

No release, statement or other disclosure of information to the news media can be given by any employee of Private Advisors until the proper clearance has been obtained via approval from Jimmy Shannon or his designee. If there is any question, the best practice is to obtain clearance from Private Advisors directly. Any independent media relations consulting firm will be instructed to respond as promptly as possible in all media inquiries and revert back to Private Advisors accordingly.

All contact with the media must be cleared in advance through approval from Jimmy Shannon.

H-1

All employees of Private Advisors should note that since Private Advisors, LLC is an investment advisor registered with the SEC and the sponsor of a number of funds that are privately-placed under US securities laws, it is expected that any such media communications will come under a certain degree of scrutiny and could have significant consequences for Private Advisors. In particular, all employees should be very sensitive to any proposed media communications involving any private-placed fund(s) managed by Private Advisors. This policy and the attached Press Communication Guidelines are intended to protect the interests of Private Advisors by assuring:

1.	that information disseminated to the media is completely factual and in the proper perspective;
2.	that the information is consistent with other publicly available or previously released material;
3.	that the information complies with all applicable SEC and other regulatory requirements; and
4.	that the information and any interpretive comments reflect Private Advisors policy and are not detrimental to any of Private Advisors interests or its reputation.

Furthermore, this policy is intended to ensure that Private Advisors’ relationships with the news media are conducted in a manner that is proper and supportive of Private Advisors’ corporate goals and strategies. The policy is also an attempt to avoid situations where Private Advisors’ interests may be compromised by inadvertent, incomplete, or inconsistent statements to the press. Finally, following the policy will ensure that all Private Advisors personnel are prepared when information is released to the media. To assist with your understanding of this policy, see Private Advisors’ Press Communication Guidelines attached hereto as Exhibit A.

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EXHIBIT A

Private Advisors’ Press Communications Guidelines

A.	Introduction

•	Due to federal securities laws, public statements and comments cannot be made in connection with Private Advisors privately placed funds unless and until discussed and approved by Jimmy Shannon or his designee.

•	NOTE: If public statements or comments are made and there is a general solicitation, all marketing activities of the privately placed fund would have to be suspended and there may be serious consequences to Private Advisors and the affected fund’s underlying investors.

B.	Pre-Clearance with Internal Directors

•	Private Advisors requires that any discussions and communications with the press must be pre-cleared and approved by the Head of Investor Relations (currently Tod Childress) or the Chief Compliance Officer, Jimmy Shannon.

•	Any information being provided to the press must be pre-cleared and approved by Jimmy Shannon or his designee.

C.	Press Inquiries – General Guidelines

All employees of Private Advisors should note that, since Private Advisors, LLC is an investment advisor registered with the SEC and the sponsor of a number of funds that are privately-placed under US securities laws, it is expected that any such media communications will come under a certain degree of scrutiny and could have significant consequences for Private Advisors. All

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employees should adhere to the following general guidelines in communicating with the press:

•	Always request an opportunity to review a draft of any such article (which is a result of the press communication in question) prior to its publication. If provided with such an opportunity to review, the draft article should immediately be provided to the Chief Compliance Officer for review to ensure the following:

•	quote check
•	fact check (such as AUM, job titles, office locations, etc.)

•	Employees should NOT make any specific mention of ANY of the funds managed by Private Advisors that are privately-placed under US securities laws. This includes (but is not limited to):

i.	Name of the fund
ii.	Any identifying characteristic (such as fees or redemption rights)

As of the date of this document, it should be noted that all of the investment funds managed by Private Advisors are privately-placed.

•	If press inquiries are about specific funds, Private Advisors prefers the following response (or a substantively similar response): “Due to securities regulations, we are unable to discuss that with you.”

•	If possible, it is recommended that any press article should have an affirmative statement that Private Advisors declined to comment on the specific fund or any of its related fundraising activities. As applicable, make the independent media relations consulting firm aware of all such inquiries in order for that firm to work with the reporter to assure this when possible.

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•	Often reporters request confirmation of information relating to a specific fund. Private Advisors cannot confirm such information or provide correct information. If a reporter has incorrect information about a specific fund, Private Advisors prefers the following response (or a substantively similar response): “Your information is inaccurate, and I am sure you wouldn’t want to publish incorrect statements. For legal and regulatory reasons, our legal counsel has advised us not to comment on this matter.”

•	Private Advisors does not make statements that could be viewed as conditioning the market or soliciting interest in a specific fund. For example, a Private Advisors-authored article that appears around the time of the launch of a fund concentrating on country X that touts how great the conditions are for investing in country X could be viewed as conditioning the market. Any such market-related stories must be fair and balanced and cannot contain language that implores investors, directly or indirectly, to make investments in such markets immediately (i.e., “Must act now”-type language). These types of articles should be provided only in response to a solicitation from the publication.

•	Employees should NOT share any information at all about any advisory client of Private Advisors unless they have been informed by the Chief Compliance Officer that such advisory client or investor has provided Private Advisors with their approval for the disclosure of such information. This information includes the name of the advisory client or investor or any other identifying information. Employees are permitted to generally speak about the nature of advisory clients or investors (such as describing them as institutional, endowments, high net worth individuals, etc.).

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•	Subject to the following, employees are generally discouraged (if possible) from speaking about the level or nature of investments by principals or other employees of Private Advisors in the investment funds managed by Private Advisors in any degree of detail. Employees should not speak to any specific percentages or the nature of such investments (as being measured against an individual’s personal wealth, liquid net worth, etc.). That being said, employees are generally permitted to say the following (or a substantively similar response):

▪	“Equity owners of Private Advisors have substantial investments in the funds managed by Private Advisors and are of the view that as a result of such investments, those investing equity owners’ interests are aligned with investors.”

•	If an employee is subject to an inquiry about assets under management or other factual issues related to the investors or client base of Private Advisors, they should note that any such information is subject to confirmation with the Chief Compliance Officer of Private Advisors. The employee should take detailed notes as to any such factual inquiries and immediately confirm with the Chief Compliance Officer. Employees should also seek to qualify any statements related to such facts. Examples of such qualifications are:

•	“I believe that our assets under management are in excess of $3.6B, but I will check to get you the official number.”
•	“I believe that about 1/3rd of our total assets under management are in our private equity products, but I will check to get you the official number.”

(NOTE: Always confirm through the Head of Investor Relations (currently Tod Childress) or the

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Chief Compliance Officer, Jimmy Shannon or his designated contact)

•	Employees should not speak in detail about the job titles of other employees of Private Advisors unless they are absolutely sure of the accuracy of such description.

•	Private Advisors’ businesses may be discussed generally without reference to specific funds (subject to stated pre-approval policy). However, these statements should not be timed to coincide with the launch or marketing of a new fund, and no statements should be made discussing the performance of any particular investment or fund, including predecessor funds. Articles about Private Advisors may be used or reproduced in marketing materials as long as they do not contain investor testimonials, are not misleading (regardless of whether the source of the misleading information is identified as Private Advisors or not), do not contain track record or other performance information about Private Advisors funds, such as prior returns, and do not otherwise violate the advertising rules of the Investment Advisers Act of 1940.

•	Subject to stated pre-approval guidelines, press releases are permissible as long as they are not designed as de facto marketing materials for the applicable fund. For example, a press release that spent one paragraph describing the deal and several paragraphs discussing the strategy of the fund, its personnel and previous success stories could be viewed as a veiled attempt to market the fund (in particular if the press release coincides with the marketing of the fund). Press releases should never contain track record or other performance information about the applicable fund, such as prior returns.

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It should be noted that the general guidelines listed above are NOT meant to be an exhaustive list of the issues that should be addressed when communicating with the press. They are simply meant to be a review of the major issues.

All employees need to carefully review these procedures and ask any questions of the Chief Compliance Officer.

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APPENDIX I

POLITICAL CONTRIBUTIONS AND

ADVISERS ACT RULE 206(4)-5

A.	Reporting Requirements — Political Contributions

Advisers Act rule 206(4)-5 is designed to curtail the influence of “pay to play” practices by investment advisers with respect to government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. This policy applies to political contributions to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) is directly or indirectly responsible for the hiring of Private Advisors, or (ii) has the authority to appoint any person responsible for the hiring of Private Advisors. In addition, Advisers Act Rule 206(4)-5 defines contributions to include a gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

Advisers Act Rule 206(4)-5 defines a government entity as any state or political subdivision of a state, including: (a) any agency, authority, or instrumentality of the state or political subdivision; (b) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (c) a plan or program of a government entity; and (d) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. It is noted that the definition of “Covered Associate” includes: (i) any general partner, managing member or executive officer of Private Advisors, or other individual with a similar status or function; (ii) any employee who solicits a government entity for Private Advisors and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by Private Advisors or by any of Private Advisors’ Covered Associates. It should be noted that Private Adviser treats all of its employees as Covered Associates.

Based on the above, Covered Associates of the Private Advisors (as such term is defined herein) must notify the Chief Compliance Officer of any political contributions that exceed the following de minimus exceptions:

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1.	If you are entitled to vote for the government official to whom you are making the contribution, you do NOT need to notify the Chief Compliance Officer if your aggregate political contributions are $350 or less (per election).

2.	In instances where you are NOT entitled to vote for the government official to whom you are making the contribution, aggregate political contributions of $150 or less (per election) are exempt from the notification guidelines outlined herein.

Under both exceptions, primary and general elections are considered separate elections. Any political contributions exceeding the above de minimus exceptions must be reported to the Chief Compliance Officer, in advance, using the form attached to this Appendix I as Exhibit 1. It should be noted that this pre-clearance requirement also applies to contributions to a federal candidate who is a state or local official at the time of the contribution (e.g., a Governor running for U.S. Senate).

Employees are expressly prohibited from engaging in the following political contribution activities:

1.	Asking another person or political action committee to:

a.	Make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of Private Advisors as an investment adviser; or

b.	Make a payment to a political party of the state or locality where Private Advisors is seeking to provide investment advisory services to such state or local government.

2.	Directing or funding political contributions through third parties, such as spouses, lawyers or companies affiliated with the employee, if such political contributions would violate this policy if done directly by the employee.

By way of background, Private Advisors has instituted this preclearance process so as to avoid any instances whereby political contributions by Private Advisors (including employees) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If Private Advisors is ever deemed to have made a political contribution to an elected official who is in a position to influence the selection of Private Advisors as an investment adviser, then Private Advisors will be prohibited from receiving compensation from the government entity for a period of two (2) years following the

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date of such political contribution. This includes both direct fee compensation (from a separately managed client) and compensation stemming from a government entity’s investment in one of Private Advisors’ Funds.

Newly Hired Covered Associates: Under Advisers Act Rules, certain new hires must disclose to Private Advisors political contributions made within 2 years prior to their hire date (or the date on which they became a “Covered Associate”). More specifically, newly hired Covered Associates must complete the form attached to this Appendix I as Exhibit 2 to disclose any such pre-hire political contributions made to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) could in any way be responsible for the hiring of Private Advisors, or (ii) has the authority to appoint any person responsible for the hiring of Private Advisors.

Annual Reporting Requirement: Private Advisors is required to keep records of ALL contributions made by Private Advisors and its Covered Associates to state and local government officials (including candidates) and state and local political parties and political action committees. As such, Covered Associates will be required to disclose ALL such political contributions made on an annual basis using the form attached to this Appendix I as Exhibit 3

As evidenced by the above, the Advisers Act contains rules specifically designed to curtail “pay to play” practices. Employees should carefully review the relationship between Private Advisors and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions. If you have any question about whether a political contribution raises a conflict of interest that may implicate Private Advisors, you must discuss such contributions with the Chief Compliance Officer PRIOR to making the political contribution.

B.	Recordkeeping Requirements — Political Contributions

Private Advisors is required to keep records of contributions made by Private Advisors and Covered Associates to government officials (including candidates), and of payments to state or local political parties and political action committees. Private Advisors’ records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions. Private

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Advisors is also required to keep a list of its Covered Associates, and the government entities to which Private Advisors has provided advisory services in the past five years. Similarly, Private Advisors must maintain a list of government entities that invest, or have invested in the past five years, in one of Private Advisors’ Funds. Regardless of whether it currently has a government client, Private Advisors must also keep a list of the names and business addresses of each regulated person to whom Private Advisors provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

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EXHIBIT 1

POLITICAL CONTRIBUTION

PRECLEARANCE FORM

Instructions: Complete Sections I, II and III of the form. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I.	Political Contribution Details

Name of Elected Official or Candidate

Office or Role of Elected Official/Candidate within the government entity

State, Local or Municipal Government that the Elected Official/Candidate represents

Amount of intended political contribution

NOTE: You do NOT need to complete this form with respect to the following:

▪	Political contribution of $350 or less (in aggregate, per election), provided you ARE entitled to vote for the government official

▪	Political contribution of $150 or less (in aggregate, per election), in the event you ARE NOT entitled to vote for the government official.

Name of individual (or entity) who will be making the political contribution

Approximate date on which the political contribution will be made

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II.	Related Issues

Have you, your spouse and any other immediate family member(s) made prior political contributions to the above-reference Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between Private Advisors and the State, Local or Municipal government represented by the above-referenced Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

III.	Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officers review of the proposed political contribution:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:

Date:

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IV.	Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

Chief Compliance Officer

Date:

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EXHIBIT 2

POLITICAL CONTRIBUTION

DISCLOSURE FORM FOR NEW HIRES

Instructions: Under Advisers Act Rules, you must disclose to Private Advisors certain political contributions made within 2 years prior to your hire date (or the date on which you became a “Covered Associate”, as such term is defined in Private Advisors’ Compliance Manual). More specifically, use this form to disclose any political contributions you made, over the past two years, to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) could in any way be responsible for the hiring of Private Advisors, or (ii) has the authority to appoint any person responsible for the hiring of Private Advisors. Complete Sections I, II and III of the form and attach additional pages as needed. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I.	Political Contribution Details

Name of Elected Official or Candidate

Office or Role of Elected Official/Candidate within the government entity

State, Local or Municipal Government that the Elected Official/Candidate represents

Amount of political contribution

Name of individual (or entity) who made the political contribution

Date on which the political contribution was made

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II.	Related Issues

Have your spouse or any other immediate family member(s) made political contributions to the above-reference Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between Private Advisors and the State, Local or Municipal government represented by the above-referenced Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

III.	Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officers review of your prior political contribution:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:

Date:

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IV.	Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

Chief Compliance Officer

Date:

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EXHIBIT 3

POLITICAL CONTRIBUTION

ANNUAL DISCLOSURE FORM

Instructions: Please use this form to disclose any political contributions you made, over the below-referenced time period. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

Employee Name:

Time Period: October 26, 2012 to October 29, 2013 (the “Time Period”)

CHOOSE EITHER (a) OR (b):

(a)	During the past year, I have not made (or directed to be made) any contributions to state and local government officials (including candidates) nor any payments to state and local political parties/ political action committees.

_____________ (please initial if applicable)

I certify that I have read, I understand and I have complied with the Political Contribution Policy set forth in Appendix I and affirm that all information contained in this report is true and correct to the best of my knowledge as of the above referenced Time Period.

Access Person’s Name (please print)

Access Person’s Signature	Date

or

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(b)	During the past year, I have made (or directed to be made) the following contributions to state and local government officials (including candidates) and/or payments to state and local political parties/political action committees and I have pre-cleared (as necessary) such contributions in accordance with the Political Contributions Policy set forth in Appendix I. (Please note this includes contributions made to state and local government officials that decide to run for a federal office.)

(i) Political Contribution Details

Name of Elected Official or Candidate/Political Party/ Political Action Committee

Office or Role of Elected Official/Candidate within the government entity

State, Local or Municipal Government that the Elected Official/Candidate represents

Amount of political contribution

Name of individual (or entity) who made the political contribution

Date on which the political contribution was made

Name of Elected Official or Candidate/Political Party/ Political Action Committee

Office or Role of Elected Official/Candidate within the government entity

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State, Local or Municipal Government that the Elected Official/Candidate represents

Amount of political contribution

Name of individual (or entity) who made the political contribution

Date on which the political contribution was made

I certify that I have read, I understand and I have complied with the Political Contribution Policy set forth in Appendix J and affirm that all information contained in this report is true and correct to the best of my knowledge as of the above referenced Time Period.

Access Person’s Name (please print)

Access Person’s Signature	Date

Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken (to the extent any):

Chief Compliance Officer

Date:

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APPENDIX J

risk management policy

A.	Overview

As an investment management business, Private Advisors views risk management as an important responsibility to its Advisory Clients, investors, employees, regulators and counterparties. Every business and investment decision involves a consideration of the balance of risk versus reward. Private Advisors is committed to developing the appropriate systems, policies, procedures, arrangements and controls to ensure effective risk management is exercised and promoted within the culture of the Firm. Private Advisors views its risk management policies and procedures as dynamic in response to the evolution of its investment strategies, the development of its business and innovation within financial markets and risk management tools. Private Advisors will strive to improve its risk management capabilities and processes to stay abreast of market best practices. Private Advisors believes effective risk management is crucial to the long-term success of its business.

B.	Risk Committee

Private Advisors has established a formal Risk Committee, which is a subset of the firm’s Hedge Fund Investment Committee and is led by Laura Baird, Managing Director. The Risk Committee is responsible for developing risk management policies for the Firm and oversight as to their implementation. The Risk Committee will meet on a periodic basis, but at least once per quarter, to evaluate and review risk management models. The Risk Committee may meet on an ad hoc basis to review changes to policy or established risk management models requested by the Hedge Fund Investment Committee.

C.	Types of Risk

The Risk Committee reviews individual and aggregate risks pertaining to:

(1)	Manager correlations and concentrations

(2)	Portfolio attribution analysis

(3)	Manager over/under weights versus target

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(4)	Strategy over/under weights versus target

(5)	Portfolio liquidity profile

D.	Risk Diagnostic Reporting

The result of the Risk Committee’s analysis is a Risk Diagnostic Report that is presented to the entire Hedge Fund Investment Committee in order to raise any specific areas of concern in the Advisory Client portfolios, or with certain managers, for further discussion and follow-up. The Risk Committee does not have independent authority to terminate managers, but is a separate and focused in-depth risk analysis effort that identifies and promotes discussion of potential risk issues.

E.	Disclosures

A key aspect of Private Advisors’ risk management process involves disclosing relevant risks to prospects and investors in a timely and accurate manner. Private Advisors regularly reviews disclosures contained in Fund offering materials, marketing documents and the firm’s Form ADV to ensure that, as applicable, relevant risks are accurately disclosed to prospects and investors.

F.	Conclusion

Notwithstanding its commitment to these procedures, there can be no assurances that all such risks relevant to Private Advisors will be identified, resolved and/or disclosed. Furthermore, the risk models established by Private Advisors are not intended to be inflexible. It is contemplated that, on occasion, an Advisory Client may have exposure that exceeds established risk models due to reasons including, but not limited to, market movement, flow of capital, a determination by Private Advisors management that the potential reward justifies the additional risk incurred, or other causes. In these cases, the Risk Committee will, in consultation with the Hedge Fund Investment Committee, determine the appropriate course of action, which may include increasing a given limit temporarily or for a longer period of time.

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Private Advisors, LLC

IT POLICIES	Page 1 of 4	Policy Number: TBA
COMPANY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS COMPANY OWNED MOBILE DEVICE POLICY

APPENDIX K

Mobile Device Policy

1.0	PURPOSE

This policy outlines the standards, procedures, and restrictions for deploying Company owned mobile devices to safeguard the Private Advisors’ (PA) network.

2.0	SCOPE

This policy applies to all Company owned mobile devices that are used to access, store and transfer company data.

3.0	POLICY

All PA employees who wish to use a Company owned mobile device(s) to connect to the PA Network will need authorization from their immediate manager as well as the Chief Operating Officer. Managers will be responsible for emailing PA IT the following information:

1.	The device or devices the user may use to connect to the PA network
2.	If the device should be expensed to PA & rational
3.	If the device has a recurring monthly cost should it be expensed to PA
•	Example: Data Plan and/or Voice Plan

4.	All PA employees granted access to the PA network via a mobile device must read the acknowledge all conditions of the Private Advisors, LLC Mobile Device Terms of Service Agreement

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Private Advisors, LLC

IT POLICIES	Page 2 of 4	Policy Number: TBA
COMPANY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS COMPANY OWNED MOBILE DEVICE POLICY

Each employee who has been authorized to use a Company owned mobile device is responsible for securing their device to prevent data from being compromised, infected with malicious code, or subjected to other forms of abuse that could adversely impact the PA network.

4.0	GUIDELINES

4.01.01	Any data stored on Company owned mobile devices is the property of PA.

4.01.02	PA is not responsible for any data erased or removed from mobile devices by IT personnel.

4.01.03	PA IT reserves the right to refuse any mobile device that they believe would comprise PA Infrastructure.

4.01.04	Prior to initial use of the PA network, all mobile devices must be registered with the PA IT Department. PA will maintain a list of approved mobile devices.

4.01.05	Employees are responsible for securing their mobile devices to prevent company data from being compromised, infected with malicious code, or subjected to other forms of abuse that could adversely impact the PA network.

4.01.06	If any of the mobile devices require remote desktop access the employee must comply with the VPN Access Policy.

4.01.07	In the event of a lost or stolen mobile device(s) it is imperative that the employee contacts PA IT within 24 hours. The mobile device will be remotely wiped of all

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Private Advisors, LLC

IT POLICIES	Page 3 of 4	Policy Number: TBA
COMPANY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS COMPANY OWNED MOBILE DEVICE POLICY

company data to prevent un-authorized access to the PA network.

4.01.08	Upon termination, Company owned mobile devices must be immediately returned to your manager.

5.0	NON-COMPLIANCE

•	Violations of this policy may result in disciplinary action, up to and including termination.

6.0	Definitions

Mobile Devices

Mobile devices are computers that allow web browsing, document retrieval, creation, storage as well as the ability to connect wirelessly. Examples include: tablets, smart phones and mobile hotspot devices.

Personally Identifiable Information (PII)

Personally Identifiable Information (PII) is information that can be used to uniquely identify, contact, or trace an individual’s identity. Examples include but not limited to: social security number (SSN), driver’s license number, taxpayer identification number or credit card number.

Malicious Software (Malware)

Malicious software is software used by hackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems. While it is often software, it can also appear in the

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Private Advisors, LLC

IT POLICIES	Page 4 of 4	Policy Number: TBA
COMPANY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS COMPANY OWNED MOBILE DEVICE POLICY

form of scripts or code. ‘Malware’ is a general term used to refer to a variety of forms of hostile, intrusive, or annoying software.1

[1]	En.wikipedia.org/wiki/Malware

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Private Advisors, LLC

IT POLICIES	Page 1 of 3	Policy Number: TBA
PERSONALLY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS EMPLOYEES PERSONALLY OWNED MOBILE DEVICE POLICY

1.0	PURPOSE

This policy outlines the standards, procedures, and restrictions for using personally owned mobile devices to safeguard the Private Advisors’ (PA) network.

2.0	SCOPE

This policy applies to all personally owned mobile devices that are used to access, store and transfer company data.

3.0	POLICY

All PA employees who wish to use their personally owned mobile device(s) to connect to the PA Network will need authorization from their immediate manager as well as the Chief Operating Officer. The personally owned device must also be approved by the IT Department.

Each employee that uses personally owned mobile device must agree to comply with the Private Advisors, LLC Mobile Device Terms of Service Agreement for personally owned mobile devices.

4.0	GUIDELINES

4.01.01	Mobile devices must be authorized to connect to the PA Network.
4.01.02	PA is not responsible for any data erased or removed from mobile devices by PA IT personal.
4.01.03	PA IT reserves the right to refuse any mobile device that they believe would comprise PA Infrastructure.

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Private Advisors, LLC

IT POLICIES	Page 2 of 3	Policy Number: TBA
PERSONALLY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS EMPLOYEES PERSONALLY OWNED MOBILE DEVICE POLICY

4.01.04	Prior to initial use of the PA network, all mobile devices must be registered with the PA IT Department. PA will maintain a list of approved mobile devices.
4.01.05	The authorized employee will also be responsible for securing their mobile devices to prevent company data from being compromised, infected with malicious code, or subjected to other forms of abuse that could adversely impact the PA network.
4.01.06	If any of the mobile devices require remote desktop access the employee must comply with the VPN Access Policy.
4.01.07	In the event of a lost or stolen mobile device(s) it is imperative that the employee contacts PA IT within 24 hours. The mobile device will be remotely wiped of all company data to prevent un-authorized access to the PA network.
4.01.08	Upon termination of employment, the terminated employee’s mobile device will be removed from the PA network and IT will verify that all PA data is removed from the device. Failure to do so will result in the device being remotely wiped.

5.0	NON-COMPLIANCE

•	Violations of this policy may result in disciplinary action, up to and including termination.

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Private Advisors, LLC

IT POLICIES	Page 3 of 3	Policy Number: TBA
PERSONALLY OWNED MOBILE DEVICE POLICY	Effective Date: October 10th, 2012	Supersedes Policy Date:
SUBJECT: PRIVATE ADVISORS EMPLOYEES PERSONALLY OWNED MOBILE DEVICE POLICY

6.0	Definitions

Mobile Devices

Mobile devices are computers that allow web browsing, document retrieval, creation, storage as well as the ability to connect wirelessly. Examples include: tablets, smart phones and mobile hotspot devices.

Personally Identifiable Information (PII)

Personally Identifiable Information (PII) is information that can be used to uniquely identify, contact, or trace an individual’s identity. Examples include but not limited to: social security number (SSN), driver’s license number, taxpayer identification number or credit card number.

Malicious Software (Malware)

Malicious software is software used by hackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems. While it is often software, it can also appear in the form of scripts or code. ‘Malware’ is a general term used to refer to a variety of forms of hostile, intrusive, or annoying software.1

1 En.wikipedia.org/wiki/Malware

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Private Advisors, LLC

Private Advisors, LLC Mobile Device
Terms of Service Agreement

As part of the Private Advisors, LLC (PA) Mobile Device Policy, you are required to acknowledge and agree to the following:

1.	I agree that I will comply with all PA policies, including but not limited to, PA Company Owned Mobile Device Policy, PA Employees Personally Owned Device Policy, and the VPN Access Policy, and have verified that my device meets the hardware and software requirements as noted in the above policies and only modifications authorized by the vendor have been made to the device.

2.	I agree to install, run, and maintain any software including the Operating System (OS) on my mobile device as directed by PA as a requirement to access any PA resources.

3.	I understand that a password policy will be enforced on my device and I agree to password protect the device in accordance with the PA User Account Password Policy.

4.	I agree to alert the PA IT Department if my device is lost, stolen, or misplaced within 24 hours of discovery. Failure to do so in a timely basis could lead to permanent removal from the program, as well as disciplinary action.

5.	I agree to release PA of any liability associated with the loss of any data, including all personal software programs and other data, maintained on the device.

6.	I agree that PA may remotely cleanse my device of both Company and Personal Data, including all personal software programs and other data if: 1) I terminate employment with PA for whatever reason, 2) a user unsuccessfully attempts to log into the device ten consecutive times, or 3) the device is lost or stolen.

7.	I acknowledge that the service will be suspended if not accessed every 60 days.

8.	I acknowledge that support for my personal device and accessories are my sole responsibility and will not be addressed by PA IT personnel.

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9.	I acknowledge that any charges I incur from maintaining my personal device, such as for data plans, software/application downloads, insurance, repairs, etc., shall be solely my responsibility.

10.	I agree to PA’s right to restrict certain applications.

11.	I agree to delete all Company Data or licensed software upon termination of my employment with PA or withdrawal from the mobile device policy.

12.	I agree to surrender the device if required to perform forensics for any investigation involving the Company (e.g., e-discovery).

13.	I agree that Personally Identifiable Information under the stewardship of PA (customers, clients, prospects & employees) may not be stored locally without the proper safeguards (device encryption).

14.	I agree that non-public Company Data may not be stored on external data sharing services (Dropbox, Windows Mesh, Box.net, etc.) unless such a service has been approved in advance by the Chief Operating Officer.

15.	I understand that the failure to abide by the terms of this agreement could lead to disciplinary action up to and including termination.

☐	Yes, I have a PA owned mobile device and acknowledge the above referenced terms and conditions of the Mobile Device Policy. The PA owned device(s) I currently have in my possession are:

(1)	Type of Device:

(2)	Type of Device:

(3)	Type of Device:

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☐	Yes, I have a personally owned mobile device and acknowledge the above referenced terms and conditions of the Mobile Device Policy. The personally owned mobile device(s) which I plan to use under the policy are:

(1)	Type of Device:

(2)	Type of Device:

(3)	Type of Device:

☐	No, I do not have in my possession a PA owned device and/or plan to use a personally owned mobile device, but I have read and acknowledge the above referenced terms and conditions of the Mobile Device Policy.

Employee Signature: __________________________________________________________________ Date: ____

Manager Approved: __________________________________________________________________ Date: ____

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APPENDIX L

Outside Business Activities

Policies and Required Forms

I.	General Rule

To avoid and/or manage its potential conflicts of interest, as a general rule and unless subject to an exception at the discretion of the Chief Compliance Officer, and in certain instances the New York Life Conflicts Committee, Private Advisors does not permit its employees to engage in any business activities outside of their employment at Private Advisors.

Typically, outside business activities that could cause a conflict of interest include: (i) owning an interest in one of Private Advisors’ service providers, underlying managers, investors or competitors; (ii) consulting with or being employed by one of Private Advisors’ service providers, underlying managers, investors or competitors; (iii) engaging in any business or advisory capacity with any RIA or broker-dealer firm, (iv) engaging in business activity that competes with Private Advisors’ business; (v) actively selling products or services on behalf of a friend or a relative; or (vi) participating in an activity that is inconsistent with Private Advisors’ Code of Ethics.

Private Advisors employees should note that this restriction on outside business activities will generally not be applied to outside activities related to charities, non-profit organizations/clubs or civic/trade associations; however, Board of Directors or similar governance body appointments must follow the approval mechanics as outlined in this Policy.

a.	Outside Business Activity Annual Disclosure Requirement:

All employees are required to annually update Private Advisors of their outside activities, including any charitable activities, board of directorships and/or executive committee memberships, as well as of any relationships with “insiders” of publicly-traded companies, by completing and filing the

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Outside Business Activity Annual Disclosure Form which is attached hereto as an Exhibit A.

b.	Pre-approval of an Outside Business Activity:

All Private Advisors employees are required to seek pre-approval from their direct manager and the Chief Compliance Officer before engaging in any outside business activity, by completing and filing the Outside Business Activity Pre-Clearance Form attached here to as an Exhibit C.

c.	Special Considerations for Board of Directors Membership Requests:

Private Advisors recognizes that in the course of their employment certain of its employees could be asked to serve, or could request to serve as members of Board of Directors or similar governance bodies (“BOD”) of various for profit or not-for-profit entities.

To avoid and manage any conflicts of interest that could potentially arise out of its employees serving on various BOD, as a general rule and unless subject to an exception at the sole discretion of the Chief Compliance Officer, Private Advisors requires employees making such a request to follow the following steps:

i.	All requests to serve on BOD of any for profit entity must be submitted to, and pre-approved by 1) the employee’s direct supervisor, 2) the Chief Compliance Officer and 3) The New York Life Conflicts Committee. Employees can affect such pre-approval through the Chief Compliance Officer.

ii.	All requests to serve on BOD of any not-for-profit entity must be submitted to, and pre-approved by the employee’s direct supervisor and the Chief Compliance Officer.

All requests to serve on BOD of any entity that is at the same time investor in any of Private Advisors’ funds will not be approved except in certain limited and unique circumstances.

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All such requests should follow the same procedures as described in c. (i) above.

All requests for BOD memberships must be submitted on the Outside Business Activity Pre-Clearance Form attached hereto as an Exhibit C.

II.	Additional requirements for NYLIFE Distributors Registered Representatives:

Private Advisors’ employees who are, by the nature of their employment, also Registered Representatives of NYLIFE Distributors are required to follow additional guidelines.

All Private Advisors employees carrying NYLIFE Distributors Registered Representative designation are discouraged from taking an active role as an agent, consultant, employee, officer, or representative of another entity. Such employees should take a note that any request to serve on a for-profit board of directors or managers, or an advisory board, or a similar fiduciary position will be evaluated from the conflict of interest positions as related to Private Advisors as well as NYLIFE Distributors.

All Private Advisors’ employees who are also Registered Representatives of NYLIFE Distributors must complete and file the form attached hereto as an Exhibit B when seeking preapproval for any business activity outside their employment with Private Advisors.

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EXHIBIT A

Outside Business Activity Annual Disclosure Form

Outside Affiliations

(1)	Outside businesses in which I am engaged (i.e. take an active role):

Name of Business	Role

Please explain:________________________________________________________________________________

(2)	Entities by which I am employed or from which I receive compensation:

Name of Entity	Affiliation or Title

Please explain:________________________________________________________________________________

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(3)	Business organizations in which I am an officer, director, partner or employee:

Name of Entity	Affiliation or Title	Public Company (Y/N)

Please explain:________________________________________________________________________________

(4)	Do you own a significant position in any publically held company’s securities?

☐ Yes ☐ No

Please describe:________________________________________________________________________________

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Insider Disclosure: Please indicate below whether you or any member of your immediate family (i.e., parents, mother in law, father in law, husband, wife, brother, sister, brother in law, sister in-law, son, daughter, son in law, daughter in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member and Relationship	Name of Entity and Affiliation or Title

Nothing to Disclose: ☐ By checking this box and signing below, I hereby affirm that, as of this date and in accordance with Private Advisors’ policies, I have no pertinent Outside Affiliations or Insider Disclosure information to report.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

Compliance Review:

Name:
Date:

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EXHIBIT B

To:	New York Life Investments Compliance Department – Licensing and Registration Area

From:	_________________________________________________________________________________
Name and Title of NYLIFE Distributors Registered Representative

Date:	_________________________________________________________________________________

Subject:	Disclosure and Approval Request of Outside Business Activity

In accordance with FINRA Rule 3270, I am requesting approval for the following outside business activity.

Name of the company for which this outside business activity relates.
Address of the outside business.
Is this outside business activity investment-related? Specifically, does it involve securities, commodities, banking, insurance, or real estate?	( ) Yes or ( ) No
Nature of the outside business, your position, title, or relationship with the outside business.
Start date of your relationship with the outside business.
Approximate number of hours a month you devote to the outside business.
Number of hours you plan devote to the outside business during securities trading hours.
Briefly describe your duties relating to the outside business.

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I certify to the following:

–	The outside business activity noted above is not a competitor or supplier, such as an investment adviser, insurance company, bank, or broker-dealer;
–	I am not and will not provide services such as legal, accounting, consulting, training, or management to organizations that serve the financial services industry;
–	The outside position will not impair my mental or physical ability to do an acceptable job in my current position;
–	The outside position will not be conducted during business hours and will not use the Company’s resources or equipment; and
–	The outside position will not embarrass the Company.

Signature of Employee	Date of Certification

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FOR USE COMPLIANCE USE ONLY:

Does the outside business activity appear to interfere with or otherwise compromise the registered representative’s responsibilities with NYLIFE Distributors?	( ) Yes or ( ) No
Can this outside business activity be viewed by members of the public as an extension or part of the business activities New York Life Insurance Company, New York Life Investments, NYLIFE Distributors or their affiliates?	( ) Yes or ( ) No
Will limitations or specific conditions be placed on named individuals should he/she be allowed to engage in such outside business activity?	( ) Yes or ( ) No
Is the activity properly characterized as an outside business activity? If not, should this activity be treated as an outside securities activity or as a “private securities transaction,” as that term is defined in NASD Conduct Rule 3040 and Distributors’ compliance procedures?	( ) Yes or ( ) No
Has named individual’s supervisor or CCO approved this outside business activity? If yes, provide name and date of approval and attach evidence of approval.	( ) Yes or ( ) No

This outside business activity request has been reviewed in accordance with internal procedures as well as FINRA Rule 3270. It is the determination of the New York Life Investments / NYLIFE Distributors Compliance area that the outside business activity request be:

Approved	☐
Denied	☐

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Provide brief description of any other factor(s) that were considered in determining whether or not the outside business activity should be approved:

Name of Compliance Representative	Date

cc:	Registered Representative’s Supervisor

Representative’s registration file

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EXHIBIT C

Private Advisors

Outside Business Activity Pre-Clearance Form

Employee Name and Title:

Date:

Name of the entity for which this outside business activity relates.
Address of the entity.
Nature of the outside business, your position, title, or relationship with the outside business.
Does this outside business activity involve membership on the Board of Directors (or similar governance body) of the entity? If yes, please indicate whether the entity is a for-profit or not-for profit entity.	( ) Yes or ( ) No ( ) For-Profit ( ) Not-for-Profit
Is the entity is an investor in any Private Advisors’ funds.	( ) Yes or ( ) No
Is this outside business activity investment-related? Specifically, does it involve providing an investment related advice, securities, commodities, M&A, private fund, or real estate?	( ) Yes or ( ) No
Briefly describe your duties relating to the outside business.
Start date of your relationship with the outside business.

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Approximate number of hours a month you devote to the outside business.
Number of hours you plan devote to the outside business during your work day within Private Advisors.

I certify to the following:

–	The outside business activity noted above is not a competitor or supplier, such as an investment adviser, insurance company, bank, or broker-dealer;
–	I am not and will not provide services such as legal, accounting, consulting, training, or management to organizations that serve the financial services industry;
–	The outside position will not impair my mental or physical ability to do an acceptable job in my current position;
–	The outside position will not be conducted during business hours and will not use the Private Advisors’ resources or equipment; and

Provide brief description of any other factor(s) that should be considered in determining whether or not the outside business activity should be approved:

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Compliance Review: This outside business activity request has been reviewed in accordance with Private Advisors policies and procedures and the outside business activity request is:

Approved	☐	Denied	☐

Supervisor

Date:
Approved	☐	Denied	☐

Chief Compliance Officer

Date:

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APPENDIX M

Gifts and Entertainment Policy

This Gift and Entertainment Policy (G&E Policy) covers the following subject matters:

•	Gifts and Entertainment provided in ordinary course of business of Private Advisors

•	Gifts and Entertainment provided to Plan Fiduciaries and Union Participants

•	Payments or gifts to Foreign Officials

Note that employees who are Registered Representatives of NYLIFE Distributors LLC (“Registered Reps”) are subject to limitations on giving or receiving gifts and entertainment that are imposed by the Rules of Conduct of the Financial Industry Regulatory Authority (“FINRA”) as discussed herein. In addition, Registered Reps are required to adequately document and report all gift and entertainment expenses (given or received) in accordance with NYLIFE Distributors LLC’s policies and procedures.

For special considerations for Gifts and Entertainment involving union officials and plan fiduciaries, please refer to Section D.

A.	Gifts and Entertainment Guidelines

1.	Definitions

a.	Entertainment – occurs when an employee accompanies a client, prospective client, employee of a client or prospective client, or a vendor: in the enjoyment of any meal, refreshments, leisure activity, charitable event, theatrical or sporting event, concert or any other entertainment event; in connection with a company business meeting, as well as any transportation and/or lodging provided in such activity.

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b.	Gift – anything of value given to or received by a third party that does not come within the definition of Entertainment, as defined above. For example, if a vendor gives an employee tickets to an event rather than attending the event with the employee, the tickets would be considered a gift, not entertainment. Gifts can also include any logoed, commemorative, or promotional items (“promotional item”) that bear a logo (e.g., golf balls, t-shirts, pens or towels) and commemorative gifts relating to business transactions. If the cost of a promotional item is $50 or less, these items are generally not considered Gifts, unless given to Union Recipients or Plan Fiduciaries.

B.	General G&E Standards

Gift and entertainment activity must be consistent with good business practices and must be in furtherance of Private Advisors’ business and relationships. Employees should never provide or receive anything of value that is intended to cause, or that would otherwise reasonably be expected to cause actions that are inconsistent with the best interests of Private Advisors or the recipient’s employer. Any gift or entertainment that would embarrass or would subject Private Advisors to any civil liability to any governmental or regulatory authority or agency is prohibited (i.e. Foreign Corrupt Practices Act, FINRA rules or commercial bribery or lobbying statutes of laws).

Private Advisors prohibits its employees from giving or accepting any gifts in the form of cash or cash equivalents in any amount, to or from an investor, potential investor, current or potential business counterparty or other third party that does business with or potentially could conduct business with or on behalf of Private Advisors or its Advisory Clients.

Employees should consult their supervisor and the Chief Compliance Officer, in advance, prior to the offering or receiving of any gifts or benefits, meals, entertainment, or event tickets from or to third party business contacts that could be interpreted as not in the “normal course of business” or may be

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viewed as so frequent or of such high value as to raise a question of impropriety. In addition to the foregoing:

•	Employees should not solicit the receipt of gifts or entertainment from third parties.

•	Gifts are not expected to be frequently given or received. Gifts received by Employees from any vendor in a given year should not exceed $100in value. Gifts given Private Advisors and its employees to any individual in a given year should also not exceed $100 in value.

•	Entertainment should not be so frequent or lavish that it could raise a question of propriety.

•	Gifts of cash or cash equivalents (e.g. lottery tickets, cashier's checks, traveler's checks or any other instrument that can be exchanged for cash) are not acceptable. However, employees may give or accept gifts of Visa, American Express and store gift cards of $50 or less, per person.

•	New York Life agents and Registered Reps must be treated as third parties for purposes of this Policy.

C.	G&E Thresholds

Employees may not give gifts to, or accept gifts from, any company or individual with a total value in excess of $100 in any calendar year. The per-person cost of gifts sent to multiple people should be counted toward the $100 limit.

Under FINRA rules, gifts given or received by a registered representative may not exceed $100 in value, in total, per person, per calendar year; or be preconditioned on achieving a sales target.

In special circumstances, gifts exceeding a $100 value may be appropriate and may be approved at the sole discretion of the Chief Compliance Officer (e.g. a gift basket to be shared among the employees of a business partner upon completion of a

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successful business deal. NOTE: Such group gifts are the only gifts over $100 that will be approved).

Gifts should be valued at the higher of cost or market value, exclusive of tax and delivery charges.

D.	NYLIFE Distributors registered representatives:

Gifts given by all Registered Reps, or that firm itself, to any employee of another firm must be aggregated, and their total amount in any given calendar year may not exceed $100. For example, FINRA rules would be violated if two different NYLIFE Distributors registered representatives each gave a gift valued at $75 to the same individual. The $100 limit is not subject to any exceptions and applies regardless of whether the recipient is also a registered representative. Gifts provided in connection with business entertainment count towards the $100 per person FINRA limit unless they are logoed or commemorative in nature and are worth $50 or less.

E.	Reporting:

Registered Reps are responsible for accurately reporting all G&E activity. Any gift or entertainment that a Registered Rep provides or receives that exceeds $10 in value must be reported. (There is no minimum reporting threshold for Union Recipients or Plan Fiduciaries).

Items to be reported for G&E activity include: Registered Rep name(s), Recipient name(s)/ Attendees, Recipient Firm Name, Relationship to Recipient Firm, Total cost (Per Person amount), Total number of attendees, Type of Event, Type of Gift, all Union information (if applicable).

Personal Gifts between Private Advisors or New York Life employees for significant life events (e.g., marriage, birth of a child, condolences, etc.) which are not reimbursed by Private Advisors, are permissible and do not have to be reported as G&E activity.

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F.	Transportation and Lodging

Payment or reimbursement for reasonable transportation and/or lodging expenses of current and/or prospective clients is permissible. Such activity should be reasonable (e.g., coach as opposed to first class airfare), infrequent and if it involves transportation outside of the geographical region in which the recipient is based, should be pre-approved by the Chief Compliance Officer.

Generally, Employees should not accept transportation to or from locations that are outside of the geographical regions in which they are based or lodging that is paid for by third parties. The Chief Compliance Officer should approve exceptions to this policy. Exceptions may include situations in which: (1) an Employee, who is a member of an unaffiliated company’s Board of Directors, is reimbursed for transportation, lodging and meals; or (2) investment due diligence meetings that require travel to locations that are not easily accessible by commercial means (e.g., to facilitate a due diligence trip regarding a prospective investment, a deal sponsor offers to provide a private plane to a remote location that is not serviced by commercial carriers).

G.	Group Events

The Chief Compliance Officer should be consulted before invitations are sent for any group event which involves 10 or more external participants. These include client appreciation events, receptions, educational conferences and other events to which the Firm invites multiple persons.

H.	Union Participants and Plan Fiduciaries

1.	Definitions:

a.	Union Recipient – a labor union or a labor union officer, employee, agent, shop steward or other union representative, as well as union appointed plan trustees. This includes consultants engaged by

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a labor union. It does not include a consultant retained by a union pension plan.

b.	Plan Fiduciaries – an individual or entity which has responsibility for the establishment and ongoing administration of the plan and or the selection of investment options and service providers.

2.	Gifts and Entertainment:

Private Advisors is subject to the United States Department of Labor (“DOL”) rules regarding provision or receipt of gifts and entertainment in context to plan fiduciaries.

DOL prohibits a plan service provider from providing G&E to a plan fiduciary with an aggregate value of more than $250 in any given year. The aggregate includes the value of all G&E provided by New York Life Investments and its affiliates, including Private Advisors, during that year.

Regardless of value or circumstance, all gifts, entertainment, payments or items of value provided to Plan Fiduciaries, must be reported. This includes situations in which such recipients are provided with: nominally valued items; commemorative gifts relating to business transactions; or a personal gift from a Private Adviser employee regardless of whether the employee seeks reimbursement from Private Advisors.

The value of the following expenses, if reasonable in amount, would not be subject to the annual $250 cap:

•	Meals, lodging or transportation provided to plan fiduciaries in connection with educational or training meetings, or

•	Reasonable meals or refreshments provided to plan fiduciaries in connection with a meeting involving plan business if it would be permissible for the plan itself to pay for them.

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If any gift or entertainment is provided during training, educational or business meetings, its value must be counted toward the $250 maximum.

When it is practical to do so, Plan Fiduciaries should be advised that items of value that they receive must be consistent with the plan’s written policies governing the receipt of gifts, entertainment or gratuities by its fiduciaries.

3.	Gifts & Entertainment Involving Union Recipients:

Gifts or entertainment provided to Union Recipients must be reported regardless of amount, unless the entertainment is provided as part of a Widely Attended Event, and the other conditions set forth below are met. This includes situations in which: nominally valued items; or an employee provides a personal gift to a Union Recipient, regardless of whether the employee seeks reimbursement from Private Advisors for the cost of the gift. When it is practical to do so, Union Recipients should be advised that gifts and entertainment that they receive may be required to be reported to the United States Department of Labor on Form LM-10. Written disclosure that substantially tracks the following should be utilized:

“If you are a labor union official, employee or representative subject to U. S. Department of Labor reporting on Form LM-30, please be aware that Private Advisors may be required to file a report with the U.S. Department of Labor on Form LM-10 concerning items of value provided to you OR on the estimated value of food, beverages and other items of value that we provide to you in connection with this event. We estimate that the value of these items to be provided at the event will be $______ per person.”

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a.	Widely-Attended Events Involving Union Recipients:

Private Advisors is not required to keep records concerning entertainment provided to Union Recipients, if the entertainment is provided in connection with a Widely-Attended Event. An event will be considered a Widely-Attended Event if:

•	It is expected that a large number of persons will attend;

•	Attendees include both Union Recipients and a substantial number of individuals who are not Union Recipients; and

•	Private Advisors treats Union Recipients the same as persons who are not Union Recipients for purposes of advertising or distributing invitations to the event.

Such events may include receptions and open houses at industry conferences, as well as holiday gatherings and other generally attended client appreciation events. If the Widely-Attended Event involves the circumstances described below, Private Advisors has no obligation to:

•	Track the per-attendee cost of the event for purposes of determining whether the $250 Form LM-10 reporting threshold for any attending Union Recipient has been met; or

•	Report the costs of the Widely-Attended Event(s) on Form LM-10, even if other items of value provided to an attending Union Recipient exceed the $250 Form LM-10 reporting threshold in that year.

Private Advisors will not be required to track or report the cost of entertainment provided to Union

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Recipients as part of a Widely-Attended Event if either:

•	The per-attendee entertainment cost is no more than $20 at each Widely-Attended Event that it hosts in a given fiscal year. (Directions as to how to compute the per-attendee cost are set forth below).

In any given fiscal year, Private Advisors may hold an unlimited number of Widely-Attended Events that each have a per-attendee cost of $20 or less. Or;

•	The per-attendee cost at each Widely-Attended Event is:

(i)	More than $20, but does not exceed $125; and

(ii)	Private Advisors holds no more than two such events in any given fiscal year.

•	Caution: If Private Advisors holds more than two events costing between $20 and $125 per attendee within a fiscal year, the per attendee costs of each event must be tracked for purposes of determining whether the Form LM-10 reporting threshold of $250 for any attending Union Recipient has been met. If such threshold has been met, details of each such event, as well as those of all other items of value provided to the subject Union Recipient during that fiscal year must be reported on Form LM-10. To ensure that all Union Recipients attending each such event are identified, the Reporting Entity must employ a sign-in sheet or some other similar method to ascertain whether or not each attendee is a Union Recipient.

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In light of the above requirements, unless it is certain that Private Advisors will hold no more than two events costing between $20 and $125 per attendee in a given year, it must track all costs and take steps to ascertain the identity of all persons who will be attending each reception, open house or similar event that it sponsors.

b.	Computing the Per-Attendee Cost

To determine the per-attendee cost of a Widely-Attended Event, Private Advisors must calculate the total cost of food, beverage, service and entertainment for the event, as well as the cost of any other items of value to be provided to attendees, and divide this amount by the total number of attendees. In determining the total event cost, Private Advisors need not include the cost of the venue at which the event is held, security for the event or the time spent by its employees in planning or running the event. Any travel expenses for attending Union Recipients must be separately tracked and may not be included in the computation of per-attendee cost.

If Private Advisors uses an alternative method to arrive at a reasonable, good faith estimate of per-attendee cost, it must maintain records that substantiate the method and assumptions underlying its calculation.

4.	Payments or Gifts to Foreign Officials:

Under the Foreign Corrupt Practices Act (“FCPA”), Private Advisors could face potentially serious civil and/or criminal penalties for offering, promising, paying, or authorizing any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist Private Advisors in obtaining, retaining, or directing business, including investments in the Funds. As a matter

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of policy, Private Advisors strictly complies with the FCPA. All employees are expected to carefully read this policy and to contact the Chief Compliance Officer with any questions.

Under the FCPA, a “foreign official” includes any officer or employee of a foreign government or any department, agency or instrumentality thereof. Importantly, all government employees are covered by this definition, as are employees of government-owned business entities and sovereign wealth funds. The FCPA does permit certain small “facilitating” or “expediting” payments to foreign officials to ensure that they perform routine, nondiscretionary governmental duties (e.g. obtaining permits, licenses, or other official documents; processing governmental papers, such as visas and work orders; providing police protection, mail pick-up and delivery; providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country). The FCPA also permits payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. However, it should be noted that these are narrowly defined exceptions and defenses. The FCPA also prohibits payments to third parties, such as a placement agent, with knowledge that all or a portion of the payment will be passed on to a foreign official. Actual knowledge is not required.

In order to minimize the chance that Private Advisors could violate the FCPA or similar foreign laws, employees must obtain the written approval of the Chief Compliance Officer prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

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•	official of a foreign government;

•	employee of any government-controlled foreign business;

•	sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund’s investment process or investment due diligence; or

•	foreign political party or official or candidate for foreign political office.

This policy applies without regard to the purpose or motivation behind the giving of such payment, gift, or other thing of value. The Chief Compliance Officer may consult with legal counsel or outside compliance consultants to determine if such payments, gifts or entertainment would implicate FCPA concerns (or other legal concerns). As a general matter, the giving of any such payments, gifts, or other things of value will not be permitted. The Chief Compliance Officer will document any exceptions to this general policy.

In addition, to the extent Private Advisors utilizes placement agents or other intermediaries to solicit Investors in foreign countries, the Chief Compliance Officer will review placement agent agreements for appropriate written representations, including, among other things, that the placement agent or other intermediary will act in accordance with U.S. and foreign laws, including the FCPA. Private Advisors also requires placement agents or other intermediaries that solicit investors in foreign countries to disclose to Private Advisors any relationships with foreign government officials in the country in which it will operate. The Chief Compliance Officer must expressly authorize the placement agents or intermediaries to solicit investments in foreign countries. Further, Private Advisors requires that placement agents immediately notify the Chief Compliance Officer if they have reason to believe an

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employee of the placement agent has engaged in activities that violate the FCPA. The Chief Compliance Officer may work with legal counsel or outside compliance consultants to determine the appropriate course of action if so notified. Finally, on a periodic basis, the Chief Compliance Officer may require such placement agents or intermediaries to renew appropriate representations relating to compliance with the FCPA. Private Advisors reviews its policies and procedures with respect to the FCPA with employees as part of its annual compliance training.

5.	Charitable Contributions:

Charitable contributions that are related to Firm business activities may be made by a Firm business unit or legal entity to non-profit organizations that have tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. Such contributions may include, but are not limited to goodwill advertising, fundraising events, and fundraising benefit activities. Requests for contributions should have a business purpose and should not be in response to general solicitations. Please note that contributions to individuals are prohibited. Individual Employees may not make direct charitable contributions and then request reimbursement by submitting a travel and expense report.

All charitable contributions must be approved by the Head of Business Development/Investor Relations and the Chief Compliance Officer. The contribution check must be made payable to the charitable organization – not to the sponsoring company or an individual. After the contribution is made, the requesting employee must obtain confirmation of the contribution from the charitable organization and forward it to the accounting department. Charitable contributions are not required to be reported in the G&E Database.

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APPENDIX N

Valuation Committee Policy

Amended October 7, 2013

Valuation Committee. Private Advisors (or the “Firm”) has established Valuation Committees (the “Committee” or “Committees”), which are responsible for overseeing Private Advisors’ valuation framework. The Committees are designed to focus on specific product groups of similar investment objectives.

The Committees will each consist of six (6) members:

Hedge Fund Valuation Committee: Jimmy Shannon, Katie Finley, Greg Ciaverelli, Tim Berry, Charles Honey and Laura Baird

Private Equity Fund Valuation Committee: Jimmy Shannon, Katie Finley, Greg Ciaverelli, Tripp Taliaferro, Kee Rabb, Mary Larocco.

Montepelier Fund Valuation Committee: Jimmy Shannon, Rob Voeks, Tripp Taliaferro, Hugh Wade (Madison Capital), Devon Russell (Madison Capital) and Monica Kelsey (Madison Capital). Tyson Bauer (Madison Capital) will serve as an alternate for Monica Kelsey as necessary.

Private Advisors is of the view that these individuals represent a proper balance of senior management, operations staff and investment personnel, thus enabling the Committees to benefit from the expertise of the investment personnel while at the same time mitigating the potential conflict of interest created by investment personnel’s involvement with the Committee.

Each Committee shall designate a Chairman. The duties of the Chairman include, but are not limited to: calling meetings of the Committee, preparing agendas for such meetings, directing the Committee through discussions to complete the necessary work of the Committee, ensuring meeting minutes are documented properly, and maintaining this Valuation Committee Policy (the “Policy”).

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No less than four (4) members of the Committee will represent a quorum. Four (4) members are required to agree on an item for it to be approved.

As needed and deemed appropriate, individuals not on the Committee may attend meetings for observational purposes. Those individuals may also be called upon to draft minutes of the meetings in order to document issues discussed by the Committee.

As needed, Private Advisors reserves the right to add or remove members to ensure that the Firm is able to properly oversee its valuation framework.

As needed, but at least annually, the Committee will meet (which may be via telephone or executed by email) to review and approve, as appropriate, the values of holdings for advisory clients (for which valuation is the responsibility of Private Advisors).

The Committee shall ensure that Private Advisors’ valuation process is being applied in a manner that is reasonable, fair to the Firm’s advisory clients, and consistent with the Policy.

Minutes of the Committee meetings will be prepared in order to document the periodic oversight as well as any issues identified, reviewed, and resolved.

Valuation Procedures. Private Advisors regularly reviews this Policy to ensure that they are compliant with accepted industry standard valuation policies and procedures as well as the most recent accounting standards and/or audit guidance. In addition, as necessary, the Committee shall review and understand the valuation methodologies of the underlying managers and/or sponsors in which Private Advisors’ private fund advisory clients (“Funds”) have invested. Private Advisors’ valuation procedures are as follows:

Investments in pooled fund vehicles: Fund’s investments in underlying hedge funds, underlying private equity funds and any direct investments in securities made by a Fund in the normal course of implementing a Fund’s investment strategy will be valued in accordance with the respective Fund’s governing documents (i.e., PPM, LPA, Memorandum & Articles of Association, etc.). The

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Committee will generally value investments in underlying funds based on the valuations provided by the underlying fund’s general partner or investment manager (referred to as the “practical expedient”). The values provided by the general partner or investment manager of the underlying fund typically reflect the fair value of the Fund’s capital account balance or NAV, including unrealized gains and losses. The Committee shall ensure the values provided by underlying funds reflect fair value in accordance with generally accepted accounting principles. The Committee will adjust the values if they do not reflect fair value in accordance with generally accepted accounting principles.

Investments in publicly traded stocks: Fund’s investments in publicly traded stocks that trade on national market exchanges (i.e. NYSE, Nasdaq, FTSE, FWB, HKEX) shall generally be valued at their closing price as is customarily ascertained by the respective exchange and published in recognized newspapers such as the Wall Street Journal and Financial Times or disseminated by quotation services such as Reuters or Bloomberg.

•	Fund’s investments in unlisted securities and listed convertible securities that trade predominantly in the over-the-counter (“OTC”) market or the Rule 144A market [excluding those securities that trade volume is less than or equal to 10% of the total outstanding stock during the prior quarter (“Thinly Traded”)], shall generally be valued as follows:

•	For OTC stocks which had a trade on the last day of the valuation period, the Committee generally uses the closing price on the last day of the valuation period as indicated on the OTC Bulletin Board (“OTCBB”);

•	For OTC stocks where there was no trade on the last day of the valuation period, the Committee generally uses the bid price on the last day of the valuation period as indicated on the OTCBB;

•	For OTC stocks where there was no trade and no bid price on the last day of the valuation period, the Committee

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generally uses the closing price as the last day of the valuation period.

Investments in portfolio companies (direct): Fund’s investments made directly in portfolio companies (i.e. private companies) or in investment entities made alongside a sponsor (typically referred to as “coinvestment” situations), shall utilize the following valuation procedures:

•	Investment values are held at cost (excluding capitalized fees) for one year following the investment unless there is a significant change in the financial performance or condition of the underlying portfolio company.

•	After the first year, values for investments in coinvestment situations, including investments in securities that are OTC listed that are also Thinly Traded, are generally based upon specific valuation methods and/or procedures that are created internally by the investment teams and are unique to such coinvestment situations. Inputs include, but are not limited to, data from the underlying fund sponsors, industry multiples, model driven valuations, and recent comparable marketplace transactions. All of these items may be considered by the Committee in determining the value of a holding.

•	After the first year, values for investments in securities in the financial sector (banking, financial services, etc.), where such securities are Thinly Traded, generally use a formula of 1 X tangible book value.

•	It is noted that, for Thinly Traded Securities, the Committee generally takes the view that the OTCBB price is not an accurate reflection of value.

If on the date as of which any valuation is being made, the exchange or market herein designated for the valuation of any given assets is not open for business, the valuation of such assets shall generally be determined as of the last preceding date on which such exchange or

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market was open for business (i.e. where the valuation date falls on a weekend).

Fund’s investments in securities that are not coinvestment situations; however, which are not readily marketable, or as to which transferability is restricted by contractual or legal restrictions, shall be valued at fair value. Such determination shall be based on all relevant factors, which may include, but are not limited to, the following considerations: input from the custodial agent holding the securities; input from independent third party valuation service provider; if such securities have been distributed in-kind from an underlying manager, input from the former underlying fund’s general partner or investment manager; and/or; independent research into market factors and fundamentals of the asset.

Investments in Debt Securities: Fund’s investments in debt will be valued at least quarterly.

•	For debt investments made by the fund, the amortized cost of acquiring the investment, including PIK interest, but excluding capitalized fees, is generally assumed to approximate the fair value of the investment for a period of one year following the investment, unless there is a significant change in the financial performance or condition of the underlying portfolio company or market interest rates.

•	After the first year, values for investments in debt are generally based upon specific valuation methods and/or procedures that are created internally by the investment teams and are unique to such investment situations. Inputs include, but are not limited to, financial performance of the portfolio company, industry multiples, prevailing market interest rates, and recent comparable marketplace transactions. All of these items may be considered by the Committee in determining the value of a holding.

The Policy may be revised as needed to accommodate any changes in practices consistent with the applicable regulations. The Policy will

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be reviewed annually pursuant to Rule 206(4)-7, which requires the Firm to have written policies and procedures in place to detect and prevent violations of the Investment Advisors Act and to review those policies and procedures at least annually to ensure that they remain adequate and effective.

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APPENDIX O

proxy voting Policy

A.	General

(1)	Private Advisors understands and appreciates the importance of ensuring that its proxy voting procedures are clearly described to advisory clients and investors. In this regard, Private Advisors’ Form ADV 2A will contain a summary of the procedures outlined in Section E below.

(2)	To the extent that Private Advisors has discretion to vote the proxies of its Advisory Clients, Private Advisors will vote any such proxies in the best interests of advisory clients and investors (as applicable) and in accordance with the procedures outlined below (as applicable).

(3)	Private Advisors does not have discretion to vote proxies received by Advisory Clients that are registered investment companies, which generally follow their own proxy guidelines.

(4)	Pursuant to the Investment Company Act, if an Advisory Client registered as an investment company, together with other discretionary Advisory Clients, owns 5.0% or more of the outstanding “voting securities” of an underlying investee-fund, then the latter may be deemed an “affiliated person” of the Advisory Client registered as an investment company. The term “voting securities” includes the right of the holder to vote for the election of directors, general partners or managers of the issuer, as the case may be. Where underlying investee-funds are deemed to be “affiliated persons” as defined above, Private Advisors has irrevocably transferred and assigned to the Board of Directors of the appropriate Advisory Client registered as an investment company its authority to vote and consent with respect to the following matters:

•	Any rights with respect to the removal or replacement of a director, general partner,

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managing member or other person acting in a similar capacity for or on behalf of the underlying investee-fund (each individually a “Designated Person,” and collectively, “Designated Persons”), which may include, but are not limited to, voting on the election or removal of a Designated Person in the event of such Designated Person’s death, disability, insolvency, bankruptcy, incapacity, or other event requiring a vote of interest holders of the underlying investee-fund to remove or replace a Designated Person; and

•	Any rights in connection with a determination to renew, dissolve, liquidate, or otherwise terminate or continue the underlying investee-fund, which may include, but are not limited to, voting on the renewal, dissolution, liquidation, termination or continuance of the underlying investee-fund upon the occurrence of an event described in its organizational documents; provided, however, that, if the organizational documents require the consent of the underlying investee-fund’s general partner or manager, as the case may be, for any such termination or continuation of the underlying investee-fund to be effective, then this notice shall not preclude any Advisory Client from exercising its voting rights with respect to such matter.

(5)	Given Private Advisors’ focus on fund-of-funds investing, it is expected that the majority of proxies received by Private Advisors will deal with matters related to the operative terms and business details of underlying private investment funds. Private Advisors may appoint a third party vendor to generally manage the receipt of incoming proxies, maintain a log of all proxies, and place votes based on specified policies and guidelines established by Private Advisors. In the event that Private Advisors decides to directly exercise discretion to vote a proxy (in the event such authority is not delegated to a third party vendor), Private Advisors will vote any such proxies in the best interests of Advisory Clients and Investors (as

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applicable) and in accordance with the procedures outlined below (as applicable).

(6)	Private Advisors is not responsible for, and these procedures are not applicable to, proxies received by the investment managers of the underlying investment funds invested in by the Advisory Clients (related to issuers invested in by such underlying investment funds). To the extent that an Advisory Client accesses an underlying investment manager through a separately-managed account, it is understood that voting discretion related to issuers held in such managed account will generally be held by such underlying investment managers (unless it is specifically noted otherwise where Private Advisors will adopt detailed procedures to address such managed accounts, if any).

B.	Procedures Governing Private Advisors’ Fund-of-Funds

(1)	All proxies sent to Advisory Clients that are actually received by Private Advisors (to vote on behalf of the Advisory Clients) will be provided to the Chief Compliance Officer and to a representative of Cordium.

(2)	The Chief Compliance Officer will generally work with Cordium to adhere to the following procedures (subject to limited exception in the sole discretion of Private Advisors):

(a)	A written record of each proxy received by Private Advisors (on behalf of its Advisory Clients) will be kept in Private Advisors’ files;

(b)	The Chief Compliance Officer will determine which of Private Advisors’ Advisory Clients hold an interest in the private investment fund or security to which the proxy relates;

(c)	The Chief Compliance Officer will call a meeting (which may be via telephone or executed by Email) of the Chief Compliance Officer, Greg Ciaverelli and

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Bill Mulligan (collectively referred to as “Proxy Voting Committee”). In addition to calling the meeting, the Chief Compliance Officer will provide each member of the Proxy Voting Committee with:

(i)	a copy of the proxy;

(ii)	a list of the Advisory Clients to which the proxy is relevant;

(iii)	the amount of votes controlled by each Advisory Client (if applicable); and

(iv)	the deadline that such proxies need to be completed and returned to the private investment fund in question.

(d)	Prior to voting any proxies, the Proxy Voting Committee will determine if there are any conflicts of interest related to the private investment fund or direct investment proxy in question in accordance with the general guidelines in Section D below. If a conflict is identified, the Proxy Voting Committee will then make a determination (which may be in consultation with outside legal counsel) as to whether the conflict is material or not.

(e)	If no material conflict is identified pursuant to these procedures, the Proxy Voting Committee will make a decision on how to vote the proxy in question in accordance with the guidelines set forth in Section E below. The Chief Compliance Officer will instruct an authorized signatory for the Advisory Client(s) to deliver the proxy in accordance with instructions related to such proxy.

•	As applicable to certain hedge fund Advisory Clients, Private Advisors will work with Bank of New York Mellon when executing and delivering the proxy.

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(f)	Although not presently intended to be used on a regular basis, Private Advisors is empowered to retain an independent third party to vote proxies in certain situations (including situations where a material conflict of interest is identified).

C.	Conflicts of Interest

(1)	Before voting any proxy, the Proxy Voting Committee will evaluate whether there is a conflict of interest involving Private Advisors and/or its Advisory Clients. This examination will include (but will not be limited to) an evaluation of whether:

(a)	Any Advisory Client or potential Advisory Client of Private Advisors (or any affiliate of Private Advisors) has any relationship with the private investment fund, such fund’s investment adviser or affiliate, or the issuer to which the proxy relates, outside of the Advisory Client’s investment in such investment fund or the security by an Advisory Client of Private Advisors.

(2)	If a conflict is identified and deemed “material”, Private Advisors will determine whether voting in accordance with the stated proxy voting guidelines is in the best interests of affected Advisory Clients (which may include utilizing an independent third party to vote such proxies).

(3)	With respect to material conflicts, Private Advisors will determine whether it is appropriate to disclose the conflict to affected Advisory Clients (and indirectly, Investors) and give such Advisory Clients the opportunity to vote the proxies in question themselves (except as noted in Section C(4) below).

(4)	If the Advisory Client is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the investment management agreement between Private Advisors and the ERISA Advisory Client reserves the right to vote proxies when Private Advisors has determined that a material conflict

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exists that does affect its best judgment as a fiduciary to the ERISA Advisory Client, Private Advisors will:

(a)	Give the ERISA Advisory Client the opportunity to vote the proxies in question themselves; or

(b)	Follow any designated special proxy voting procedures related to voting proxies for ERISA Advisory Clients (if any).

D.	Voting Guidelines

(1)	In the absence of specific voting guidelines mandated by a particular Advisory Client, Private Advisors will vote proxies in the best interests of each Advisory Client (which theoretically could result in different voting results for the same issuer/private investment fund). Although voting certain proxies may be subject to the discretion of Private Advisors, Private Advisors is of the view that voting proxies in accordance with the following general guidelines is in the best interests of its Advisory Clients:

(a)	Private Advisors will generally vote in favor of normal corporate housekeeping proposals including, but not limited to, the following:

(i)	election of directors (where there are no related corporate governance issues);

(ii)	selection or reappointment of auditors; or

(iii)	increasing or reclassification of common stock.

(b)	Private Advisors will generally vote against proposals that:

(i)	make it more difficult to replace members of the issuer’s board of directors or board of managers; and

(ii)	introduce unequal voting rights (although there may be regulatory reasons that would

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make such a proposal favorable to certain Advisory Clients of Private Advisors).

(c)	For proxies addressing any other issues, Private Advisors shall determine (which may be based upon the advice of external lawyers or accountants) whether a proposal is in the best interest of affected Advisory Clients. In doing so, Private Advisors will evaluate a number of factors which may include (but are not limited to): (i) the expected future and historical performance of the underlying investment fund in question; and (ii) a comparison of the proposed changes in terms to customary terms in the industry.

E.	Disclosure of Procedures

A brief summary of these proxy voting procedures will be included in Private Advisors’ Form ADV Part 2A and will be updated whenever these policies and procedures are updated. The Chief Compliance Officer will arrange for a copy of this summary (as disclosed in the ADV) to be provided to all existing Advisory Clients (upon request). Advisory Clients and Investors will also be provided with contact information as to how such Advisory Clients and Investors can obtain information about: (a) the details of Private Advisors’ procedures are (i.e., a copy of these procedures); and (b) how Private Advisors has voted proxies that are relevant to the affected Advisory Client or Investor.

F.	Record-Keeping Requirements

The Chief Compliance Officer will be responsible for maintaining files relating to Private Advisors proxy voting procedures (which may be accomplished through the assistance of Cordium). Records related to proxies voted by a third party vendor (as applicable) will be maintained on the third party vendor’s platform (which would be fully accessible by Private Advisors). Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept

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in the offices of Private Advisors. Records of the following will be included in the files:

(1)	Copies of those proxy voting policies and procedures, and any amendments thereto;

(2)	A copy of each proxy statement that Private Advisors actually receives; provided, however that Private Advisors may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

(3)	A record of each vote that Private Advisors casts;

(4)	A copy of any document that Private Advisors created that was material to making a decision how to vote the proxies, or memorializes that decision (if any); and

(5)	A copy of each written request for information on how Private Advisors voted such client’s proxies and a copy of any written response to any request for information on how Private Advisors voted proxies on behalf of Advisory Clients.

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Addendum 1

Disclosure for Performance Reports

This presentation is intended solely for the recipient. By accepting this presentation, the recipient acknowledges that distribution to any other person is unauthorized, and any reproduction of this presentation, in whole or in part, or the divulgence of its contents, without the prior written consent of Private Advisors, LLC is strictly prohibited.

This communication is not to be construed as an offer to sell or the solicitation of an offer to buy any security. Any such offer or solicitation can only be made by means of the delivery of a Confidential Memorandum, which contains a description of the significant risks involved in such an investment. All figures are estimated and unaudited unless otherwise noted and are shown net of all expenses, management fees and estimated incentive allocations. All figures reflect the reinvestment of dividends and other earnings, where applicable. Actual returns may differ from the reported results due to differences in contribution dates, fee structures and new issue eligibility. Past performance is not necessarily indicative of future results.

Notwithstanding the foregoing, please note the following with respect to investment funds managed by Private Advisors, LLC: Investments in the Funds are meant for sophisticated investors and involve a high degree of risk. Investors can lose all or a substantial portion of their investment. Investment returns may be volatile. Investments in underlying funds may not be diversified. Funds of funds have substantial fees and expenses which may offset profits. Investments in the Funds are subject to significant restrictions on transfers. There is no secondary market for interests in the Funds and none is expected to develop. The underlying funds’ use of leverage in the course of their trading could exacerbate losses. These materials are not intended to constitute legal, tax or accounting advice or investment recommendations. Prospective investors should consult their own advisors regarding such matters.

All index comparisons contained herein are provided for illustrative purposes only. Comparisons to indices have limitations because indices may exhibit volatility and other material characteristics that may differ from that of the funds managed by Private Advisors and the underlying managers discussed herein. Because of these differences, investors should not rely on them as accurate measures of comparisons.

Securities managed by Private Advisors, LLC and distributed through NYLIFE Distributors LLC. 901 East Byrd Street, Suite 1400, Richmond, VA 23219. NYLIFE Distributors LLC is a Member of FINRA & SIPC.

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Private Advisors, LLC

Addendum 2

Standard Email Disclosure

The information in this email is confidential and intended solely for the attention and use of the named addressee(s). If you are not the intended recipient, please notify the sender immediately at (804) 289-6000. You are not authorized to and must not disclose, copy, distribute, or retain this message or any part of it. This communication is not to be construed as an offer to sell or the solicitation of an offer to buy any security. Any such offer or solicitation can only be made by means of the delivery of a confidential private offering memorandum. To the extent that performance information is contained in this email, past performance is not necessarily indicative of the future results and all figures are estimated and unaudited unless otherwise noted.

Securities managed by Private Advisors, LLC and distributed through NYLIFE Distributors LLC. 901 East Byrd Street, Suite 1400, Richmond, VA 23219. NYLIFE Distributors LLC is a Member of FINRA & SIPC.

Internet communications cannot be guaranteed to be secure or error-free as information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete, or contain viruses. Therefore, we cannot accept responsibility for security of this e-mail transmission or any errors or omissions present in this message, or any attachment, that have arisen as a result of e-mail transmission.

Addendum 2